UNITED STATES	OMB APPROVAL
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Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )

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The Empire District Electric Company

(Name of Registrant as Specified In Its Charter)

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THE EMPIRE DISTRICT ELECTRIC COMPANY
602 Joplin Street
Joplin, Missouri 64801

March 18, 2005

Dear Stockholder:

You are cordially invited to attend our Annual Meeting of Stockholders to be held at 10:30 a.m., CDT, on Thursday, April 28, 2005, at the Holiday Inn, 3615 South Range Line, Joplin, Missouri.

At the meeting, stockholders will be asked to elect three persons to our Board of Directors for three-year terms, approve an amendment to the Employee Stock Purchase Plan, approve the Company’s 2006 Stock Incentive Plan (which is substantially the same as the existing 1996 Stock Incentive Plan) and approve an amended and restated Stock Unit Plan for Directors.

Your participation in this meeting, either in person or by proxy, is important. Even if you plan to attend the meeting, please promptly vote the enclosed proxy through the Internet, by telephone or by mail.

At the meeting, if you desire to vote in person, you may withdraw the proxy.

Sincerely,

William L. Gipson
President and Chief Executive Officer

THE EMPIRE DISTRICT ELECTRIC COMPANY
602 Joplin Street
Joplin, Missouri 64801

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Holders of Common Stock:

Notice is hereby given that the Annual Meeting of Stockholders of The Empire District Electric Company will be held on Thursday, the 28th of April, 2005, at 10:30 a.m., CDT, at the Holiday Inn, 3615 South Range Line, Joplin, Missouri, for the following purposes:

1.	To elect three Directors for terms of three years.

2.	To consider and vote upon an amendment increasing the number of shares available for purchase under the Employee Stock Purchase Plan and making other minor changes. The Employee Stock Purchase Plan is a broad-based plan to provide employees an opportunity to acquire a proprietary interest in Empire.

3.	To consider and vote upon a proposal to adopt the Company’s 2006 Stock Incentive Plan. The 2006 Stock Incentive Plan is being proposed because the 1996 Stock Incentive Plan, which is substantially the same as the 2006 Stock Incentive Plan, is expiring. The 1996 Stock Incentive Plan has been an important element in our compensation program and has assisted us in maintaining our ability to attract, retain and reward employees.

4.	To consider and vote upon a proposal to adopt an amended and restated Stock Unit Plan for Directors. The Stock Unit Plan for Directors is an equity-based compensation plan for outside Directors. The Stock Unit Plan for Directors is similar to a plan adopted in 1998 except that the amended and restated Plan permits payouts prior to retirement. The Plan will be an important element of compensation for independent Directors and will assist in our ability to attract and retain quality Directors.

5.	To transact such other business as may properly come before the meeting or at any adjournment or adjournments thereof.

Any of the foregoing may be considered or acted upon at the first session of the meeting or at any adjournment or adjournments thereof.

Holders of Common Stock of record on the books of Empire at the close of business on March 1, 2005, will be entitled to vote on all matters which may come before the meeting or any adjournment or adjournments thereof. A complete list of the stockholders entitled to vote at the meeting will be open at our office located at 602 Joplin Street, Joplin, Missouri, to examination by any stockholder for any purpose germane to the meeting, for a period of ten days prior to the meeting, and also at the meeting.

STOCKHOLDERS ARE REQUESTED, REGARDLESS OF THE NUMBER OF SHARES OF STOCK OWNED, TO EITHER VOTE THE ENCLOSED PROXY THROUGH THE INTERNET OR BY TELEPHONE OR SIGN AND DATE THE PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE, TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES. A STOCKHOLDER WHO PLANS TO ATTEND THE MEETING IN PERSON MAY WITHDRAW THE PROXY AND VOTE AT THE MEETING.

Joplin, Missouri
Dated: March 18, 2005

Janet S. Watson
Secretary-Treasurer

THE EMPIRE DISTRICT ELECTRIC COMPANY
602 Joplin Street
Joplin, Missouri 64801

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
APRIL 28, 2005

This proxy statement is furnished in connection with the solicitation on behalf of the Board of Directors of The Empire District Electric Company, a Kansas corporation, of proxies to be voted at our Annual Meeting of Stockholders to be held on Thursday, April 28, 2005, and at any and all adjournments of the meeting.

A form of proxy is enclosed for execution by stockholders. The proxy reflects the number of shares registered in a stockholder’s name. Any stockholder giving a proxy has the right to revoke it at any time before the proxy is exercised by written notice to the Secretary-Treasurer of Empire, by duly executing a proxy bearing a later date or by voting in person at the meeting.

A copy of our Annual Report for the year ended December 31, 2004, has been mailed or made available electronically to each stockholder of record on the record date for the meeting. You are urged to read the entire Annual Report.

The entire cost of the solicitation of proxies will be borne by us. Solicitation, commencing on or about March 18, 2005, will be made by use of the mails, telephone and fax and by our regular employees without additional compensation. We have retained Morrow & Co., Inc. to assist in soliciting proxies from stockholders at an estimated cost of $7,500 plus expenses. We will request brokers or other persons holding stock in their names, or in the names of their nominees, to forward proxy material to the beneficial owners of stock or request authority for the execution of the proxies and will reimburse those brokers or other persons for their expense in so doing.

March 1, 2005, has been fixed as the record date for the determination of stockholders entitled to vote at the meeting and at any adjournment or adjournments thereof. The stock transfer books will not be closed. As of the record date, there were 25,675,143 shares of common stock outstanding. Holders of common stock will be entitled to one vote per share on all matters presented to the meeting.

1. MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

A. ELECTION OF DIRECTORS
(Item 1 on Proxy Card)

The Board of Directors is divided into three classes with the Directors in each class serving for a term of three years. The term of office of one class of Directors expires each year in rotation so that one class is elected at each Annual Meeting for a full three-year term. Directors are permitted to stand for election until they reach the retirement age of 70. Of the Board members standing for election, Mr. William L. Gipson is an officer of the Company.

On January 31, 2005, Mr. Robert L. Lamb retired from the Board following 50 years of dedicated and outstanding service to the Company including 15 years as President and 26 years as a Director. At the opening of business on April 28, 2005, Mr. Melvin F. Chubb, Jr. will retire from the Board following 14 years of committed service to the Company.

During 2004, the Board of Directors held three regular two-day meetings, one regular one-day meeting and two special meetings. At these meetings, the Board considered a wide variety of matters involving, among other things, our strategic planning, proposed new generation, our financial condition and results of operations, our capital and operating budgets, regulatory proceedings, personnel matters, succession planning, risk management, industry issues, accounting practices and disclosure, and corporate governance practices. All of the members of the Board of Directors attended more than 75% of the aggregate of the Board meetings and meetings held by all committees of the Board on which the Director served during the periods that the Director served.

Unless otherwise specified, the persons named in the accompanying proxy intend to vote the shares represented by proxies for the election of Mr. William L. Gipson and Mr. Bill D. Helton, both of whom are current members of the Board of Directors, and Mr. Kenneth R. Allen as Class III Directors. Directors will be elected by a plurality of the votes of the stockholders present in person or represented by proxy at the meeting. Any shares not voted (whether by abstention, broker non-vote or votes withheld) are not counted as votes cast for those individuals and will be excluded from the vote.

While it is not expected that any of the nominees will be unable to qualify for or accept office, if for any reason one or more shall be unable to do so, proxies will be voted for nominees selected by the Board of Directors.

Information about Nominees

The name, age, principal occupation for the last five years, period of service as a Director of Empire and certain other directorships of each Director are set forth below.

NOMINEES FOR DIRECTOR

CLASS III DIRECTORS
Term Expiring at the 2008 Annual Meeting

Kenneth R. Allen, 47, Vice President, Treasurer and Director of Investor Relations of Texas Industries, Inc. (cement, gravel and building products firm) since 1996. Nominated for election at the 2005 Annual Meeting of Stockholders.

William L. Gipson, 48, President and Chief Executive Officer of Empire since May 1, 2002. Executive Vice President from 2001 to 2002. Chief Operating Officer from 2001 to 2002. Vice President — Commercial Operations from 1997 to 2001. Director of Empire since 2002.

Bill D. Helton, 66, Chairman and Chief Executive Officer of New Century Energies (electric utility) until 2000 (retired). Director of Empire since 2004.

MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE

CLASS I DIRECTORS
Term Expiring at the 2006 Annual Meeting

D. Randy Laney, 50, Partner of Investlinc Group (private investment and consumer consulting) since 2003. Founder and Partner of Bentonville Associates Ventures (consumer service consulting) from 1995 to 2003. Founder, Chairman and President of Mercari Technologies (merchandizing optimization) from 1999 to 2003. Vice President of Finance and Treasurer of Wal-Mart Stores from 1991 to 1994. Director of Empire since 2003.

Myron W. McKinney, 60, President and Chief Executive Officer of Empire from 1997 to 2002 (retired). Non-executive Chairman of the Board since 2002. Executive Vice President — Commercial Operations of Empire from 1995 to 1997. Executive Vice President of Empire from 1994 to 1995. Vice President — Customer Service of Empire from 1982 to 1994. Director of Empire since 1991.

B. Thomas Mueller, 57, Founder and President of SALOV North America Corporation (Filippo Berio olive oil importer) since 1987 and an international tax partner with KPMG Peat Marwick from 1979 to 1987. Director of Empire since 2003.

Mary M. Posner, 65, President and Principal of Posner McCleary Inc. (international advertising, marketing and financial relations firm). Founder and President of the Memorial Day Weekend Salute to Veterans Corporation. Director of Empire since 1991. Director of United Missouri Bank of Jefferson City, Jefferson City, Missouri. Director of United Missouri Bank of Columbia, Columbia, Missouri.

CLASS II DIRECTORS
Term Expiring at the 2007 Annual Meeting

Ross C. Hartley, 57, Co-Founder and Director of NIC Inc. (electronic commerce) since 1991. Director of Empire since 1988.

Julio S. Leon, 66, President of Missouri Southern State University since 1982. Director of Empire since 2001.

Allan T. Thoms, 66, Consultant with Wilk & Associates/LECG (regulatory advocacy) since 2004. Vice President — Public Policy and External Affairs for Verizon Communication Company from 2001 to 2004. Chairman of the Iowa Utilities Board (the public utility regulator in Iowa) from 1995 to 2001. Director of Empire since 2004. Director of Carlisle Communications Company, Dubuque, Iowa.

Director Compensation

Each Director who is not an officer or full-time employee is paid a monthly retainer for his or her services as a Director at a rate of $22,500 per annum. In addition, a fee of $1,000 ($1,500 for the Audit Committee) is paid to each non-employee Director for each day the Directors meet and for each meeting of a Committee of the Board that the Director attends in person or by telephone. The Chairman of each Committee receives an annual retainer of $5,000 ($7,500 for the Chairman of the Audit Committee) and the Chairman of the Board receives an annual retainer of $50,000.

Our 1996 Stock Incentive Plan permits, and our 2006 Stock Incentive Plan if approved will permit, our Directors to receive shares of Common Stock in lieu of all or a portion of any cash payment for services rendered as a Director. In addition, a Director may defer all or part of any compensation payable for his or her services under the terms of our Deferred Compensation Plan for Directors. Amounts so deferred are credited to an account for the benefit of the Director and accrue an interest equivalent at a rate equal to the prime rate. A Director is entitled to receive all amounts deferred in a number of annual installments following retirement, as elected by him or her.

In addition to the cash retainer and fees for non-employee Directors, we maintain a Stock Unit Plan for non-employee Directors, which we refer to as the Stock Unit Plan, to provide Directors the opportunity to accumulate benefits in the form of common stock units. In addition, the Stock Unit Plan provided Directors the opportunity to convert cash retirement benefits earned under our prior cash retirement plan for Directors into common stock units. As of December 31, 2004, all eligible Directors who had benefits under the prior cash retirement plan have converted their cash retirement benefits to common stock units. Each common stock unit earns dividends in the form of common stock units and can be redeemed for one share of common stock upon retirement or death of the Director or, if the amended and restated Stock Unit Plan is approved, on a date elected in advance by the Director with respect to future awards. The number of units granted annually is calculated by dividing the annual contribution rate, which is either the annual retainer fee or such other amount as is established by the Compensation Committee of the Board of Directors, by the fair-market value of our common stock on January 1 of the year the units are granted. Common stock unit dividends are computed based on the fair market value of our common stock on the dividend’s record date. During 2004, 18,663 units were converted to common stock by retired Directors, 13,798 units were granted for services provided in 2004 (based on an annual contribution rate of $25,000), and 3,511 units were granted pursuant to the provisions of the plan providing for the reinvestment of dividends on stock units in additional stock units. An amended and restated Stock Unit Plan (Proposal D) has been proposed, subject to approval by stockholders, to change the focus of the Stock Unit Plan from a retirement plan to an equity compensation plan.

In accordance with Empire’s Corporate Governance Guidelines, Empire encourages Directors to attend education programs relating to the responsibilities of directors of public companies. The expenses for the Directors to attend these courses are paid by Empire. Empire reimburses Directors for expenses incurred in connection with their position as a Director including the reimbursement of expenses for transportation. Empire maintains $250,000 of business travel accident insurance for non-employee Directors while traveling on Empire business.

Director Independence

The Board of Directors has adopted the following categorical standards to assist it in making determinations of independence in accordance with the New York Stock Exchange (the “NYSE”) Listed Company Manual:

1.	A Director shall not fail to meet any of the independence tests set forth in Section 303A.02(b) of the NYSE Listed Company Manual or any successor provisions thereto.

2.	The Board of Directors shall affirmatively determine that, after taking into account all relevant facts and circumstances, the Director has no material relationships with Empire (either directly or as a partner, stockholder or officer of an organization that has a relationship with Empire). For purposes of this determination, the following relationships are not material (unless otherwise prohibited by clause 1 above):

(a)	If a Director (or any family member of a Director) is a current or former customer, or a current or former employee or Director of a customer (or an affiliate of a customer), of Empire.

(b)	If a Director is a former employee of an organization which provides investment banking services to Empire or which publishes research opinions with respect to any securities of Empire.

(c)	If a family member of a Director is an employee of, or otherwise affiliated with, a charitable organization to which Empire contributes less than $25,000 in any fiscal year.

(d)	If a Director (or any family member of a Director) receives benefits payments under Empire’s Retirement Plan or Empire’s Supplemental Executive Retirement Plan.

(e)	If a Director is an executive officer of an organization which is affiliated with an organization where an executive officer of Empire serves on the board.

The Board of Directors of Empire has determined that each of the following meet the independence standards adopted above: Kenneth R. Allen, Ross C. Hartley, Bill D. Helton, D. Randy Laney, Julio S. Leon, B. Thomas Mueller, Mary M. Posner and Allan T. Thoms. The Board of Directors of Empire has determined that each of the following Directors does not meet the independence standards adopted above: William L. Gipson and Myron W. McKinney. Mr. McKinney will meet these independence standards as of May 1, 2005.

Executive Sessions

After each Board meeting, the terms of our corporate governance guidelines provide that Directors will meet in three separate executive sessions as follows: (1) all of the Directors and the CEO will meet in executive session, with such meeting chaired by the Chairman of the Board, (2) all of the non-management Directors will meet in executive session, with such meeting chaired by the Chairman of the Board and (3) all of the non-management independent Directors will meet in executive session, with such meeting chaired by a non-management independent Director (on a rotating basis in alphabetic order of the non-management independent Directors’ last names).

Committees of the Board of Directors

Audit Committee

We have an Audit Committee of the Board of Directors. The Board has adopted and approved a written charter for the Audit Committee. The charter is available on our website at www.empiredistrict.com. The Audit Committee meets the definition of an audit committee as set forth in Section 3(a)(58)(A) of the Securities Exchange Act of 1934 (the “Exchange Act”).

In accordance with its written charter, the Audit Committee assists the Board in its oversight of (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements, (3) the independent auditors’ qualification and independence and (4) the performance of our internal audit function and independent auditors. In addition, the Audit Committee is directly responsible for the appointment, compensation, retention, termination and oversight of the work of our independent auditors. The Audit Committee held nine meetings during 2004. The members of the Audit Committee are Ms. Posner and Messrs. Chubb, Hartley, Laney and Mueller, each of whom is independent (as independence is defined in the NYSE Listing Standards and the rules of the Securities and Exchange Commission (the “SEC”) applicable to audit committee members and is financially literate (as determined by the Board in its business judgment in accordance with NYSE Listing Standards)). Mr. Chubb will retire from the Board and the Audit Committee at the opening of business on April 28, 2005. The Board has determined that Messrs. Laney and Mueller are “audit committee financial experts” (as defined in Item 401(h) of Regulation S-K). The report of the Audit Committee can be found below under the heading “Other Matters — Audit Committee Report.”

Compensation Committee and Compensation Committee Interlocks and Insider Participation

We have a Compensation Committee of the Board of Directors. The Compensation Committee assists the Board in establishing and overseeing director and executive officer compensation policies and practices of Empire on behalf of the Board. The Compensation Committee determines the compensation of each of our executive officers. The charter for the Compensation Committee is available on our website at www.empiredistrict.com. The Compensation Committee held three meetings during 2004. The members of our Compensation Committee are Ms. Posner and Messrs. Helton, Leon and Laney. Prior to his retirement from the Board on January 31, 2005, Mr. Lamb was also a member of the Compensation Committee. The Board has determined that each member of the Compensation Committee is “independent” as defined by the NYSE Listing Standards. The report of the Compensation Committee can be found below under the heading “Executive Compensation — Compensation Committee Report on Executive Compensation.”

With the retirement of Mr. Lamb, none of the members of our Compensation Committee has ever been an officer or employee of Empire or any of its subsidiaries. None of our current executive officers has ever served as a Director or member of the Compensation Committee (or other Board committee performing equivalent functions) of another for-profit corporation.

Nominating/Corporate Governance Committee

We have a Nominating/Corporate Governance Committee of the Board of Directors. The Nominating/Corporate Governance Committee is primarily responsible for (1) identifying individuals qualified to become Board members, consistent with criteria approved by the Board, and recommending that the Board select (or re-nominate) the Director nominees for the next annual meeting of stockholders, (2) developing and recommending to the Board a set of corporate governance guidelines applicable to the Company, (3) overseeing the evaluation of the Board and its committees, (4) annually reviewing and recommending Board committee membership, and (5) working with the Board to evaluate and/or nominate potential successors to the CEO. The charter for the Nominating/Corporate Governance Committee is available on our website at www.empiredistrict.com. The Committee held seven meetings in 2004. The members of the Committee are Messrs. Chubb, Leon, Mueller and Thoms. Mr. Chubb will retire from the Board and the Nominating/Corporate Governance Committee at the opening of business on April 28, 2005. The Board has determined that each member of the Nominating/Corporate Governance Committee is “independent” as defined by the NYSE Listing Standards. The report of the Nominating/Corporate Governance Committee can be found below under the heading “Nominating/Corporate Governance Committee Report.”

Director Nomination Process

The Nominating/Corporate Governance Committee selects as candidates those nominees who it believes would best represent the interests of the stockholders. This assessment includes such issues as experience, integrity, competence, diversity, skills and dedication in the context of the needs of the Board. In addition, the Committee takes into account the nature of and time involved in the Director’s other employment and service on other boards. The Committee reviews with the Board, as required, the requisite skills and characteristics of individual Board members, as well as the composition of the Board as a whole, in the context of the needs of Empire. When seeking new candidates, the Committee has sometimes paid a fee to a third party to assist in the process of identifying and evaluating candidates.

The Nominating/Corporate Governance Committee will consider nominees recommended by stockholders for election to the Board of Directors. In order to be considered, proposals for nominees for director by stockholders must be submitted in writing to Secretary, The Empire District Electric Company, 602 Joplin Street, Joplin, Missouri 64801.

In order to nominate a director at the Annual Meeting, Empire’s By-Laws require that a stockholder follow the procedures set forth in Article VI, Section 5 of Empire’s Restated Articles of Incorporation. In order to recommend a nominee for a director position, a stockholder must be a stockholder of record at the time it gives notice of recommendation and must be entitled to vote for the election of directors at the meeting at which such nominee will be considered. Stockholder recommendations must be made pursuant to written notice delivered (i) in the case of a nomination for election at an annual meeting, not less than 35 days nor more than 60 days prior to the annual meeting; and (ii) in the event that less than 45 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or the public disclosure was made.

The stockholder notice must set forth the following:

•	As to each person the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitation of proxies for the election of directors, or is otherwise required by applicable law (including the person’s written consent to being named as a nominee and to serving as a director if elected), and

•	As to the nominating stockholder on whose behalf the nomination is made, (a) the name and address, as they appear on Empire’s books, (b) a representation that the stockholder is a holder of record of the common stock entitled to vote at the meeting on the date of the notice and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, and (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder.

In addition to complying with the foregoing procedures, any stockholder nominating a director must also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder. We did not receive any complying recommendations for director nominees for the current Annual Meeting of Stockholders by any of our stockholders.

Nominating/Corporate Governance Committee Report

The Nominating/Corporate Governance Committee, with the assistance of a third-party search firm, recommended that the Board nominate Bill D. Helton for election as a Class III Director. Mr. Helton was appointed as a Class III Director effective August 1, 2004. The Nominating/Corporate Governance Committee, with the assistance of a third-party search firm, recommended that the Board nominate Kenneth R. Allen for election as a Class III Director. Mr. Helton and Mr. Allen have been nominated as Class III Directors, subject to stockholder approval, for three-year terms ending at the Annual Meeting of Stockholders in 2008.

The Nominating/Corporate Governance Committee, upon its own recommendation, recommended that the Board nominate William L. Gipson for re-election as a Class III Director, subject to stockholder approval, for a three-year term ending at the Annual Meeting of Stockholders in 2008.

Melvin F. Chubb, Jr., Chairman
Julio S. Leon
B. Thomas Mueller
Allan T. Thoms

Attendance at Annual Meetings

Empire’s Corporate Governance Guidelines provide that directors are expected to attend the annual meeting of stockholders. All members of Empire’s Board of Directors attended the Annual Meeting of Stockholders in 2004.

Stock Ownership of Directors and Officers

The following table shows information with respect to the number of shares of our common stock beneficially owned as of March 1, 2005 by each of our executive officers named in the Summary Compensation Table, each Director and our Directors and executive officers as a group. The shares reported as beneficially owned include (a) shares owned by certain relatives with whom the Directors or officers are presumed, for proxy statement reporting purposes, to share voting or investment power and (b) shares accrued for the benefit of certain officers under certain of our employee benefit plans.

Name	Position	Shares of Common Stock Beneficially Owned (1)
Myron W. McKinney	Chairman of the Board	31,914
Kenneth R. Allen (2)	Director nominee	3,600
Melvin F. Chubb, Jr. (3)	Director	14,134
Ross C. Hartley	Director	20,428
Bill D. Helton	Director	1,000
D. Randy Laney	Director	500
Julio S. Leon	Director	1,862
B. Thomas Mueller	Director	539
Mary M. Posner	Director	12,303
Allan T. Thoms	Director	220
William L. Gipson	President and Chief Executive Officer	25,750
Bradley P. Beecher	Vice President — Energy Supply	4,482
David W. Gibson	Vice President — Regulatory and General Services	7,660
Gregory A. Knapp	Vice President — Finance and Chief Financial Officer	4,807
Michael E. Palmer	Vice President — Commercial Operations	2,469
Directors and named executive officers, as a group		131,668

(1)	No Director or executive officer owns more than 0.5% of the outstanding shares of our common stock and all Directors and executive officers as a group own less than 1% of the outstanding shares of our common stock.

(2)	Mr. Allen is standing for election as a Class III Director to replace Mr. Chubb on the Board.

(3)	Mr. Chubb will retire as a Director effective April 28, 2005.

Other Stock Ownership

No person known to us owns beneficially more than 5% of our common stock.

EXECUTIVE COMPENSATION

Set forth below is information concerning the various forms of compensation of each person who was (i) at any time during 2004 our Chief Executive Officer or (ii) at December 31, 2004, one of our four most highly compensated executive officers, other than the Chief Executive Officer.

Summary Compensation Table

		Annual Compensation			Long-Term Compensation Awards — Securities Underlying Options (1)	All Other Compensation (2)
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation
William L. Gipson, 48 President and Chief Executive Officer	2004 2003 2002	$300,000 275,000 221,925	$49,088 114,450 87,234	— — —	31,600 28,900 20,800	$5,788 5,335 8,887

Bradley P. Beecher, 39 Vice President — Energy Supply	2004 2003 2002	153,000 134,000 121,500	21,882 27,598 24,532	— — —	4,900 4,300 3,700	5,367 6,447 3,825

David W. Gibson, 59 Vice President — Regulatory & General Services	2004 2003 2002	132,000 128,000 118,000	10,207 28,224 18,957	— — —	4,200 4,100 3,600	6,063 9,730 4,710

Gregory A. Knapp, 53 Vice President — Finance and Chief Financial Officer	2004 2003 2002	141,000 118,000 101,000	24,874 23,381 20,120	— — —	4,500 3,800 3,000	7,597 4,153 2,247

Michael E. Palmer, 48 Vice President — Commercial Operations	2004 2003 2002	149,000 132,000 121,500	12,214 17,364 19,046	— — —	4,800 4,200 3,700	6,831 6,786 3,870

(1)	Set forth below is information concerning individual grants of stock options made under our 1996 Stock Incentive Plan to each of the named executive officers.

(2)	Included for 2004: (a) our matching contributions under our 401(k) Retirement Plan in the amounts of $2,732, $4,738, $3,954, $4,358 and $4,617 for Messrs. Gipson, Beecher, Gibson, Knapp and Palmer, respectively, (b) our payments of premiums for term life insurance on behalf of Messrs. Gipson, Beecher, Gibson, Knapp and Palmer in the amounts of $887, $386, $1,585, $277 and $626, respectively and (c) our payments on behalf of Messrs. Gipson, Beecher, Gibson, Knapp and Palmer for executive physicals in the amounts of $2,169, $243, $524, $2,962 and $1,588, respectively.

Option Grants in 2004

	Individual Grants (1)		Exercise or Base Price ($/Share)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Number of Securities Underlying Options Granted (#)	Percent of Total Options Granted to Employees in 2004
Name					5% ($)	10% ($)
William L. Gipson	31,600	58.3%	$21.79	01/28/2014	$433,034	$1,097,394
Bradley P. Beecher	4,900	9.0%	$21.79	01/28/2014	$67,148	$170,165
David W. Gibson	4,200	7.8%	$21.79	01/28/2014	$57,555	$145,856
Gregory A. Knapp	4,500	8.3%	$21.79	01/28/2014	$61,666	$156,274
Michael E. Palmer	4,800	8.9%	$21.79	01/28/2014	$65,777	$166,693

(1)	These options have a ten-year term and first become exercisable on the third anniversary of the grant date provided the named executive officer remains in employment until that date, but subject to accelerated vesting in the event of a change in control of Empire or termination of employment under certain specified circumstances. The stock options granted to the Chief Executive Officer in 2004 were designed to have a value equal to 50% of his annual rate of base salary (as determined at the beginning of the year). For each of the other executive officers, the stock option grants in 2004 were designed to have a value equal to 15% of the executive’s base salary. The stock options were valued on the basis of an expanded Black-Scholes model provided by a management consulting firm. All options granted in 2004 were granted with dividend equivalent rights.

Set forth below is information concerning each exercise of stock options during 2004 by each of the named executive officers and the value of unexercised options at December 31, 2004.

Aggregated Option Exercises in 2004 and Values at December 31, 2004

	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at December 31, 2004 (#)	Value of Unexercised In-the-Money Options at December 31, 2004 ($) (1)
Name			Exercisable/Unexercisable	Exercisable/Unexercisable
William L. Gipson	0	0	0 / 81,300	0 / $386,439
Bradley P. Beecher	0	0	0 / 12,900	0 / $ 61,299
David W. Gibson	0	0	0 / 11,900	0 / $ 57,825
Gregory A. Knapp	0	0	0 / 11,300	0 / $ 53,037
Michael E. Palmer	0	0	0 / 12,700	0 / $ 60,383

(1)	Includes the value of the accumulated dividend equivalent rights as of December 31, 2004.

Set forth below is information concerning long-term performance-based awards granted in 2004 under our 1996 Stock Incentive Plan to each of the named executive officers.

Long-Term Incentive Plans — Awards in 2004

	Number of Shares, Units or Other Rights (1)	Performance or Other Period Until Maturation or Payout		Estimated Future Payouts Under Non-Stock Price-Based Plans
Name				Threshold (# of Shares)	Target (# of Shares)	Maximum (# of Shares)
William L. Gipson	7,600	3	years	3,800	7,600	15,200
Bradley P. Beecher	1,200	3	years	600	1,200	2,400
David W. Gibson	1,000	3	years	500	1,000	2,000
Gregory A. Knapp	1,100	3	years	550	1,100	2,200
Michael E. Palmer	1,200	3	years	600	1,200	2,400

(1)	The performance-based restricted stock award granted to Mr. Gipson in 2004 was designed to have a value equal to 50% of his annual rate of base salary at the target level of performance (as determined at the beginning of the year). For each of the other named executive officers, the performance-based restricted stock awards in 2004 were designed to have a value equal to 15% of the executive’s base salary at the target level of performance. The value of the performance-based restricted stock awards was determined on the basis of a model provided by a management consulting firm.

Retirement Plans

We maintain a Retirement Plan covering substantially all of our employees. The Retirement Plan is a noncontributory, trusteed pension plan designed to meet the requirements of Section 401(a) of the Internal Revenue Code. Each covered employee is eligible for retirement at normal retirement date (age 65), with early retirement permitted under certain conditions. We also maintain a Supplemental Executive Retirement Plan which covers our officers who are participants in the Retirement Plan. This Plan is intended to provide benefits which, except for the application of the limits of Section 415 and Section 401(a)(17) of the Internal Revenue Code, would have been payable under the Retirement Plan. This Plan is not qualified under the Internal Revenue Code and benefits payable under the plan are paid out of our general funds.

The following table shows estimated maximum annual benefits payable following retirement (assuming payments on a normal life annuity basis and not including any survivor benefit) to an employee in specified remuneration and Years of Credited Service classifications. These amounts are based on assumed average annual earnings in the years preceding retirement and retirement at a normal retirement age of 65 and are approximated without consideration of any reduction which would result from various options which may be elected prior to actual retirement. Only that portion of the Pension Plan Table which is reasonably likely to be applicable to our named executive officers has been reproduced in this proxy statement.

Pension Plan Table

Average Annual Earnings (1)	Years of Credited Service (2)
	15 Years	20 Years	25 Years	30 Years	35 Years	40 Years
$ 125,000	$27,938	$37,250	$46,563	$55,875	$65,188	$75,344
150,000	34,032	45,375	56,719	68,063	79,407	91,595
175,000	40,126	53,500	66,876	80,250	93,626	107,845
200,000	46,219	61,625	77,032	92,438	107,844	124,094
225,000	52,313	69,750	87,188	104,625	122,063	140,344
250,000	58,407	77,875	97,344	116,813	136,282	156,595
275,000	64,501	86,000	107,501	129,000	150,501	172,845
300,000	70,594	94,125	117,657	141,188	164,719	189,094
325,000	76,688	102,250	127,813	153,375	178,938	205,344
350,000	82,782	110,375	137,969	165,563	193,157	221,595
375,000	88,876	118,500	148,126	177,750	207,376	237,845
400,000	94,969	126,625	158,282	189,938	221,594	254,094

(1)	“Average Annual Earnings” is the average annual compensation over the five consecutive years within the ten-year period prior to termination of employment which produces the highest average. The compensation used to calculate this average for a salaried employee is the aggregate of the employee’s annual compensation, which generally corresponds with the employee’s salary and incentive compensation. The earnings of Messrs. Gipson, Beecher, Gibson, Knapp and Palmer covered by the Plans correspond substantially to such amounts shown for them in the Summary Compensation Table.

(2)	As of December 31, 2004, Messrs. Gipson, Beecher, Gibson, Knapp and Palmer had accrued 23, 15, 25, 25 and 18 Years of Credited Service, respectively, under the Retirement Plan and the Supplemental Executive Retirement Plan.

Severance Pay Plan

We have a Change of Control Severance Pay Plan, referred to as the Severance Plan, which provides certain key employees with severance benefits following a change in control of Empire. A change in control generally includes: (i) specified events relating to the continued existence of Empire in its current form, (ii) an acquisition by any person of 25% or more of the securities entitled to vote in the election of Directors or (iii) the current Directors, or their approved successors, no longer constitute a majority of the Board of Directors. All of our executive officers and some of our senior managers were selected by the Compensation Committee of the Board of Directors to enter into one-year agreements pursuant to the Severance Plan, which are automatically extended for one-year terms unless we have given prior notice of termination.

A participant in the Severance Plan is entitled to receive specified benefits in the event of certain involuntary terminations of employment (including terminations by the employee following specified changes in duties, benefits, etc., that are treated as involuntary terminations) occurring within three years after a change in control, or a voluntary termination of employment occurring during a period of twelve to eighteen months after a change in control.

Under the Plan, an executive officer participant would be entitled to receive benefits of three times such participant’s annual compensation. A participant who is not an executive officer would receive approximately two weeks of severance compensation for each full year of employment with us, with a minimum of seventeen weeks. Payments to participants resulting from involuntary terminations are to be paid in a lump sum within 30 days following termination, while payments resulting from voluntary termination are paid in monthly installments and cease if the participant becomes otherwise employed. In addition, all restricted stock held by a participant vests upon voluntary or involuntary termination after a change of control. Also, participants who qualify for payments under the Severance Plan will continue to receive benefits for a specified period of time under health, insurance and our other employee benefit plans in existence at the time of the change in control. If any payments are subject to the excise tax on “excess parachute payments” under Section 4999 of the Internal Revenue Code, executive officer participants are also entitled to an additional amount essentially designed to put them in the same after-tax position as if this excise tax had not been imposed.

Compensation Committee Report on Executive Compensation

Our executive compensation policies are designed to enable us to attract and retain high caliber individuals for key positions while at the same time linking their compensation to the interests of our stockholders, our financial performance and their own performance. This is accomplished by dividing executive compensation into four components: a base salary and three types of incentive compensation. These three types of incentive compensation consist of a cash annual incentive award tied to performance measured against predetermined short-term tactical goals, stock options coupled with dividend equivalent rights, and restricted stock with an earn-out feature tied to our performance. In no event will any incentive compensation be awarded unless we pay dividends per share of common stock at least equal to the dividends per share paid in the preceding year.

The total compensation package for executive officers has been set at levels designed to be competitive with other companies in our peer group. For 2004 and 2005, the total compensation package for each executive officer was targeted (or is targeted, in the case of 2005) so as to place the executive officer within the 37th to 50th percentile range when compared to a peer group of companies assuming performance at target levels by the executive officer and the Company (with the 100th percentile representing the highest level of total compensation). The companies in the peer group are for the most part either electric or electric and gas utilities.

The base salary of each executive officer is set at the beginning of the calendar year (and adjusted, if necessary, upon a change in office or responsibilities) by the Committee. For 2004, the mid-point base salary for each executive officer position was set at the 25th percentile for the applicable position for our peer group as established in a study prepared by a management consulting firm (with the 100th percentile representing the highest level of base salary). Adjustments were made to this mid-point base salary level to reflect the executive’s experience and performance. For 2005, base salaries for all executive officers were held at the same levels as in 2004.

Our annual incentive plan is the short-term component of our incentive compensation package. Under this plan, executive officers can earn additional compensation based on their performance measured against annual tactical goals. The specific tactical goals for each executive for each calendar year and the weight to be attached to each goal are established at the beginning of the calendar year and are geared to the particular executive’s responsibilities. Examples of the performance measures utilized under the annual incentive plan for the award with respect to 2004 (paid in early 2005) and for the award to be made with respect to 2005 (payable in 2006) include expense control, regulatory performance, project completion, financial performance, and customer service. Threshold, target and maximum performance levels are set for each performance measure. For executives to receive any incentive compensation based on any particular performance measure, at least the threshold level of performance must have been achieved. Greater incentive compensation is payable under the annual incentive plan if the target or maximum performance is achieved. If the target level objective is reached in each of the executive officer’s performance areas, the executive officer would receive the target annual incentive award established for that executive. In the case of the award for 2004 (paid in early 2005) and the award for 2005 (payable in early 2006), the target annual incentive award was set at 35% of base salary for the Chief Executive Officer and was set at 15% of base salary for all other officers. The award under the annual incentive plan is paid in cash.

The other two types of incentive compensation — stock options and performance-based restricted stock — are intended to motivate executive officers over the long-term to respond to our business opportunities and challenges in furtherance of the interests of our stockholders and to align the interests of the executive officers with those of our stockholders. The stock options are intended to represent approximately one-half of the total value of each executive’s long-term incentive opportunity with the performance-based restricted stock representing the remaining one-half.

The stock options granted in 2004 and 2005 to executive officers enable the executives to purchase shares of our common stock at an option price equal to the average value of our common stock on the grant date. These options have a ten-year term and first become exercisable on the third anniversary of the grant date provided the executive remains employed until that date, but subject to accelerated vesting in the event of a change in control of Empire or termination of employment under certain specified circumstances. Dividend equivalents were also awarded in 2004 and 2005 in conjunction with each stock option grant. Under these dividend equivalent awards, the dividends that would have been payable if the executive owned the shares covered by the related options are accumulated for the three-year period until the option becomes exercisable and are then converted into restricted shares of our common stock issued under our stock incentive plan equivalent in value to the accumulated dividends. Such restricted shares vest on the eighth anniversary of the grant of the dividend equivalent or earlier upon exercise of the related stock option in full or a change in control of Empire. The restricted shares are subject to forfeiture if the related option terminates without having been exercised in full prior to the vesting of the restricted shares.

The stock options granted to the Chief Executive Officer in 2004 and 2005 were designed to have a value equal to 50% of his annual rate of base salary (as determined at the beginning of the year). For each of the other executive officers, the stock option grants in 2004 and 2005 were designed to have a value equal to 15% of the executive’s base salary. The stock options were valued on the basis of an expanded Black-Scholes model provided by a management consulting firm.

The performance-based restricted stock awards granted to executive officers in 2004 and 2005 provide the executive with the opportunity to receive a number of shares of our common stock at the end of a three-year performance period if performance goals set forth in the award are satisfied. The performance goals are tied to the percentile ranking of our total stockholder return (share price appreciation or decline plus dividends paid) for the three-year performance period as measured against a pre-selected peer group of companies for the same period. The threshold level of performance under the 2004 and 2005 grants was set at the 20th percentile level of the peer group, target at the 50th percentile level, and maximum at the 80th percentile level. The executive would earn at the end of the performance period (December 31, 2006 in the case of awards made in 2004 or December 31, 2007 in the case of awards made in 2005) 100% of the target number of shares if the target level of performance is reached, 50% if the threshold is reached, and 200% if the percentile ranking is at or above the maximum, with the number of shares interpolated between these levels. However, no shares would be payable if the threshold is not reached. The performance-based restricted stock awards are subject to forfeiture if the executive’s employment terminates, except under certain specified circumstances the executive might be entitled to a pro-rata portion of the shares that the executive would otherwise have earned. Earned shares are distributed after the end of the performance period (i.e., in early 2007 in the case of the award made in 2004 and early 2008 in the case of the award made in 2005).

The performance-based restricted stock awards granted to the Chief Executive Officer in 2004 and 2005 were designed to have a value equal to 50% of his annual rate of base salary at the target level of performance (as determined at the beginning of the year). For each of the other executives, the performance-based restricted stock awards in 2004 and 2005 were designed to have a value equal to 15% of the executive’s base salary at the target level of performance. The value of the performance-based restricted stock awards was determined on the basis of a model provided by a management consulting firm.

Regardless of the extent to which performance goals are met in any calendar year, no incentive compensation is provided to any executive for any year in which we do not pay dividends per share of common stock at least equal to the dividends per share paid in the preceding year. Thus, if the dividend had been reduced in 2004 compared to 2003, no annual incentive compensation awards would have been payable in 2005 with respect to 2004 performance and no grants of stock options or performance-based restricted stock would be made in 2005. This restriction did not come into play because the dividends paid in 2004 on each share of our common stock were equal to those paid in 2003.

The compensation of our Chief Executive Officer was determined in accordance with the policies discussed in this report. For 2004, the base salary paid to Mr. Gipson was $300,000. As a result of the level of attainment of performance goals, Mr. Gipson received an award of $49,088 for 2004 (paid in 2005) under our annual incentive plan. During 2004, Mr. Gipson was granted options to purchase 31,600 shares of our common stock. The option price per share under these options is $21.79, which was the average value of our common stock on the date of grant. In addition, during 2004, Mr. Gipson was awarded 7,600 shares (at target) of performance-based restricted stock. The terms of the stock options and performance-based restricted stock were consistent with the description of these types of awards provided above in this report.

On February 2, 2005, the Compensation Committee, based upon the analysis and recommendation of its consulting firm, concluded the percentile ranking of our total stockholder return (share price appreciation or decline plus dividends paid) measured against a peer group for the performance-based restricted stock awards made in during 2002 was 37.1%. Under the terms of the plan, our Chief Executive Officer was awarded 4,396 shares of our common stock.

Based on our current level of executive compensation, the Committee does not believe it is necessary to adopt a policy with respect to Section 162(m) of the Internal Revenue Code at this time.

D. Randy Laney, Chairman
Bill D. Helton
Julio S. Leon
Mary M. Posner

B. PROPOSAL TO AMEND THE COMPANY’S EMPLOYEE STOCK PURCHASE PLAN
(Item 2 on Proxy Card)

We have offered participation in the Employee Stock Purchase Plan (the “ESPP”) to employees and officers of Empire since 1970. Since that time forty-three purchase periods have been approved which continue in effect through May 31, 2013. In the thirty-four completed purchase periods, almost 1.1 million shares have been purchased by employees.

On February 3, 2005, the Board of Directors amended the ESPP, subject to stockholder approval, to reserve an additional 500,000 shares for offering and purchase under the ESPP and to allow shares to be issued through book entry form rather than through a physical certificate.

This summary is qualified in its entirety by the full text of the ESPP, which is attached to this Proxy Statement as Appendix A.

Purpose of the Plan

The Board of Directors believes that the ESPP provides employees with a favorable opportunity to acquire a proprietary interest in Empire through the purchase of common stock and provides employees with an added incentive to continue in employment with Empire and to promote its welfare. Purchases under the ESPP are made without any fee, commission or charge payable by participants, other than the purchase price. The purchase price reflects a 10% discount from prevailing market prices for participants.

Summary of the ESPP

Description of the ESPP

The first purchase period began on June 1, 1970 and ended on May 31, 1971, with each June 1st thereafter beginning a new one-year purchase period (the “Purchase Period”). The price per share at which shares of common stock are purchased under the ESPP in any Purchase Period is 90% of the lower of the closing price on the first and last trading days of the Purchase Period. An employee may enter into the ESPP only as of the beginning of a Purchase Period. If an individual becomes an employee after the beginning of a Purchase Period, he or she may not enter into the ESPP until the beginning of the next Purchase Period.

At the beginning of a Purchase Period, participants elect the number of shares of common stock which they wish to purchase in the period, but the election does not become binding until the day prior to the end of the Purchase Period. Throughout the Purchase Period, amounts are deducted from the participant’s payroll and credited to the participant’s account to provide funds for the purchase of shares at the end of the Purchase Period. At the end of the Purchase Period, the amount credited to the participant’s account through these payroll deductions and interest (5% per annum on the amounts deducted) is used to purchase the shares as elected by the participant. Any amounts left over in the accounts of participants at the end of a Purchase Period are refunded to the participants. Payroll deductions may not be less than 2% nor more than 20% of a participant’s base pay. Participants may not make direct cash payments to their accounts nor purchase more shares than elected at the beginning of the Purchase Period.

The ESPP qualifies as an employee stock purchase plan within the meaning of Section 423(b) of the Internal Revenue Code.

Administration

We make no cash contributions to the ESPP, but bear the expense of administering the ESPP. The ESPP is currently administered by the Secretary-Treasurer of Empire who has the authority to make rulings and interpretations.

The purchase price of each share is received by us and is used for general corporate purposes.

Eligibility and Participation

All regular full-time employees of Empire and its subsidiaries, and employees whose customary employment is for more than five months in any calendar year or 20 hours per week, are eligible to participate in the ESPP.

Participation in the ESPP is voluntary and participants may withdraw at any time or terminate their authorization to purchase shares of common stock except on the date on which common stock is being purchased under the ESPP. Participants who have withdrawn from the ESPP may rejoin it at the beginning of any future Purchase Period.

No employee may purchase stock through the ESPP having a fair market value of more than $25,000 per Purchase Period (determined at the beginning of the Purchase Period). A participant may not transfer, pledge or assign his or her rights under the ESPP.

Adjustments

The purchase price of subscribed shares, the number of shares elected to be purchased and the maximum number of shares which may be issued under the ESPP, will be proportionately increased or decreased in the event of a stock split, a stock dividend, or a combination or consolidation of the common stock into a lesser number of shares.

Shares Available for Awards

As of December 31, 2004, the maximum number of shares of stock which may be purchased under the ESPP is 1,162,175 shares of which 1,061,222 shares have already been purchased by Empire employees. The additional 500,000 shares approved by the Board of Directors, subject to stockholder approval, will increase the maximum number of shares of stock which may be purchased under the ESPP to 1,662,175 shares.

Termination, Suspension and Modification

The Board of Directors may, at any time, terminate, suspend or amend the ESPP. The authority of the Board of Directors has been limited so that it may not amend the ESPP to increase the maximum number of shares to be issued without the approval of stockholders.

Future Plan Benefits

The shares of stock, if any, that an individual may elect to purchase under the ESPP is at the discretion of the employee subject to the limitations imposed by the ESPP and therefore cannot be determined in advance.

Federal Income Tax Consequences

The following discussion summarizes the material federal income tax consequences of participation in the ESPP. This discussion is general in nature and does not address issues related to the tax circumstances of any particular employee. The discussion is based on federal income tax laws in effect on the date hereof and is, therefore, subject to possible future changes in law. This discussion does not address state, local or foreign tax consequences.

An employee will not recognize any income upon the commencement of a Purchase Period nor upon the purchase of shares at the end of a Purchase Period. However, an employee will be taxed on any interest credited to his or her account in the year in which it is so credited. The treatment of any gain realized upon sale or other disposition of our common stock purchased under the ESPP will depend on the holding period. If the employee does not dispose of the stock received until more than one year after the purchase and more than two years after the beginning of the Purchase Period, or if the employee dies without having disposed of the shares, the employee will recognize ordinary income in the year of disposition or death equal to the lesser of (1) the amount by which the fair market value of the shares on the date of disposition or death exceeded the purchase price paid for the shares, or (2) the amount by which the fair market value of the shares on the first day of the Purchase Period in which the shares were acquired exceeded the purchase price paid for the shares. Any additional gain on disposition will be taxed as long-term capital gain. If the employee disposes of his or her shares within one year after the purchase or within two years after the beginning of the Purchase Period, such disposition will be a disqualifying disposition. In the case of the disqualifying disposition, the portion of the gain realized on disposition equal to the excess of the fair market value of the shares at the time the shares were purchased over the purchase price will be ordinary income taxable as compensation in the year of disposition. The balance, if any, of the gain will be capital gain.

We are entitled to a deduction with respect to a share purchased under the ESPP only if a disqualifying disposition occurs. In that event, the deduction would be available in the taxable year of the Company in which the disqualifying disposition occurs and would generally be equal to the ordinary income, if any, recognized by the employee upon disposition of the shares.

THE BOARD HAS APPROVED AN AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN AND BELIEVES THAT IT IS FAIR TO, AND IN THE BEST INTERESTS OF, THE COMPANY AND ITS STOCKHOLDERS. THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” PROPOSAL B.

C.  PROPOSAL TO APPROVE THE ADOPTION OF THE COMPANY’S
2006 STOCK INCENTIVE PLAN
(Item 3 on Proxy Card)

We currently maintain a 1996 Stock Incentive Plan (the “1996 Plan”), which was approved by our stockholders in 1995 and which was designed to enable qualified executive, managerial, supervisory and professional personnel and directors of Empire to acquire or increase their ownership of Common Stock on reasonable terms. The opportunity so provided was intended to foster in participants a strong incentive to put forth maximum effort for the continued success and growth of Empire, to aid in retaining individuals who put forth such efforts and to assist in attracting the best available individuals in the future. The 1996 Plan expires on December 31, 2005. The Board of Directors believes that the 1996 Plan has helped the Company achieve these goals and accordingly has adopted the 2006 Stock Incentive Plan (the “2006 Plan”), which is substantially the same as the 1996 Plan, and is submitting the 2006 Plan for stockholder approval.

The Board has reserved 650,000 shares of Common Stock for issuance upon the grant or exercise of awards pursuant to the 2006 Plan. The terms and conditions of any option or stock grant would be determined by the Compensation Committee of the Board of Directors.

A summary of the 2006 Plan is set forth below. This summary is qualified in its entirety by the full text of the 2006 Plan, which is attached to this Proxy Statement as Appendix B.

Summary of the Plan

Administration

The 2006 Plan will be administered by the Compensation Committee of the Board of Directors. All of the members of the Compensation Committee are “Non-Employee Directors” as defined in Rule 16b-3 adopted pursuant to the Exchange Act and “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code. The Secretary of Empire is to administer the portion of the 2006 Plan under which non-employee directors may elect to receive common stock in lieu of cash remuneration for services as a Director.

The Compensation Committee will have the authority to designate participants; determine the type or types of awards to be granted to each participant and the number, terms and conditions thereof; establish, adopt or revise any rules and regulations as it may deem advisable to administer the 2006 Plan; and make all other decisions and determinations that may be required under the 2006 Plan.

Eligibility

The Compensation Committee may select as a participant in the 2006 Plan any qualified executive, managerial, supervisory or professional employee, including officers of Empire or any subsidiary. A Director who is not an employee is not eligible to receive awards under the 2006 Plan. Non-employee directors may, however, elect to receive common stock under the 2006 Plan in lieu of cash remuneration for services as a Director. Awards may be made to eligible employees whether or not they have received prior awards under the 2006 Plan or under any other plan, and whether or not they are participants in our other benefit plans.

Permissible Awards

The 2006 Plan authorizes the granting of awards in any of the following forms:

Stock Options. A stock option (an “Option”) is the right to purchase, in the future, shares of common stock at a set price. Under the 2006 Plan, the purchase price of shares subject to any Option must be at least 100% of the fair market value of the shares on the date of grant. Fair market value is defined as the mean between the high and low prices of the common stock on the day the grant is made. Options granted may be either non-qualified stock options or incentive stock options under the Internal Revenue Code.

The maximum term of any Option is ten years from the date the Option was granted. The Compensation Committee can fix a shorter period, and can impose such other terms and conditions on the grant of Options as it chooses, consistent with applicable laws and regulations. No Option shall become exercisable prior to the third anniversary of the date granted.

Restricted Stock Awards. A Restricted Stock Award is the grant of a right to receive common stock, either immediately or on a future date upon certain conditions, which may be upon the attainment of specified performance goals. Restricted Stock Awards restrict transfer of the shares received and affect the timing of the realization of tax consequences on the transaction. The restriction on the transfer of the shares granted shall lapse no earlier than the third anniversary, or later than the tenth anniversary, of the date on which the Restricted Stock Award was granted. The conditions established by the Compensation Committee on which the shares included in a Restricted Stock Award will be subject to forfeiture may, but need not, include conditions tied to performance measures selected by the Compensation Committee.

The Compensation Committee may also allow the grantee to receive a credit equal to the dividends payable on the restricted shares awarded to the grantee, but not yet delivered to him, and may provide for the payment of such amounts currently or at the time the related shares are distributed.

The Compensation Committee may grant Restricted Stock Awards to satisfy dividend equivalent rights previously granted in connection with stock options.

As under the 1996 Plan, we expect to grant performance-based Restricted Stock Awards under this portion of the 2006 Plan.

Share Delivery in Lieu of Cash Incentive Awards. The 2006 Plan also provides that an employee otherwise eligible for a grant or an award under the 2006 Plan may, if the employee is eligible to receive a cash payment under any other management bonus or incentive plan of the Company (a “Cash Payment”) applicable to the employee, make application to the Compensation Committee requesting the delivery of common stock in lieu of all or a portion of the Cash Payment.

The number of shares so delivered will be equivalent in dollar value to that of the Cash Payment which would otherwise have been made, determined on the basis of the fair market value of the shares on the date of the share delivery.

Share Delivery in Lieu of Directors Fees. The 2006 Plan also provides that a non-employee Director may elect to receive common stock under the 2006 Plan in lieu of all or any portion of future cash payments for services rendered as a Director.

Shares Available for Awards

The maximum number of shares of common stock which may be used in connection with awards under the 2006 Plan, or share deliveries as described above, is 650,000. The 2006 Plan limits the issuance of common stock for Restricted Stock Awards to 325,000 shares.

Adjustments

If any change in the number of outstanding shares of our common stock after adoption of the 2006 Plan occurs through stock splits, a stock dividend, recapitalization or a combination or consolidation of the common stock into a lesser number of shares, the share authorization limits under the 2006 Plan will automatically be adjusted proportionately. The shares then subject to each award, and per share option prices, will automatically be adjusted proportionately as well. If we are involved in another corporate transaction or event that affects the common stock, such as an extraordinary cash dividend, reorganization, merger, consolidation, split-up, spin-off or exchange of shares, the Compensation Committee may adjust the 2006 Plan’s share authorization limits and outstanding awards to preserve the benefits or potential benefits of the awards.

Any shares subject to Options which lapse unexercised, and any shares forming part of a Restricted Stock Award which do not vest in the grantee, shall once again be available for grant of awards and share deliveries. Shares delivered in lieu of cash payments are also considered to have been used by the 2006 Plan and are not available for further awards or such delivery.

Exercise of Options and Purchase Price

Upon the exercise of an Option, the optionee must deliver to us the full purchase price of the shares represented by the Option being exercised. Such purchase price can be paid either in cash or common stock having a then fair market value equivalent to the purchase price, or any combination thereof. The Compensation Committee may also permit the exercise through broker-assisted arrangements.

Termination, Suspension and Modification

The Board of Directors may, at any time, terminate, suspend or amend the 2006 Plan. Any amendment or modification of the 2006 Plan for which stockholder approval is required by applicable rule or regulation of any governmental regulatory body, or under the rules of any stock exchange in which the shares are listed, shall be subject to the approval of our stockholders. No termination, suspension or modification of the 2006 Plan may adversely affect any award previously granted under the 2006 Plan without the written consent of the participant. No awards may be granted under the 2006 Plan after December 31, 2015.

Prohibition on Repricing

Outstanding Options cannot be repriced, directly or indirectly, without the prior consent of our stockholders.

Withholding Taxes

We shall be entitled to withhold the amount of any withholding tax payable with respect to any awards and share deliveries, and to sell the number of shares necessary to produce the amount required to be withheld, unless the recipient supplies to us cash in the amount requested by us for this purpose. The Compensation Committee may adopt rules allowing the recipient of any award payable in shares, or any person electing to receive shares, to satisfy any applicable tax withholding requirements in whole, or in part, by delivering to us shares or by instructing us to withhold shares otherwise deliverable to the person as part of the award, in either case with a fair market value not in excess of the amount of the applicable withholding requirements.

Future Plan Benefits

The persons to whom awards will be granted during the term of the 2006 Plan and the positions they hold, or the type of award or number of shares to be covered by any such awards if the 2006 Plan is approved by our stockholders, have not yet been determined and it is not anticipated that any such determination will be made prior to such approval. Therefore, it is not possible to state in advance the number or type of awards to be made or the identities of future grantees under the Plan. However, the 2006 Plan is similar in operation to the 1996 Plan, under which Messrs. Gipson, Beecher, Gibson, Knapp and Palmer received in 2004 the awards set forth in the Summary Compensation Table and other compensation tables included in this Proxy Statement.

Federal Income Tax Consequences

The following discussion summarizes the material federal income tax consequences of participation in the 2006 Plan. This discussion is general in nature and does not address issues related to the tax circumstances of any particular employee or director. The discussion is based on federal income tax laws in effect on the date hereof and is, thereof, subject to possible future changes in law. This discussion does not address state, local and foreign tax consequences.

ISOs. An optionee will not recognize any income upon either grant or exercise of an incentive stock option (an “ISO”), although the exercise may subject the optionee to alternative minimum tax liability in the year of exercise because the excess of the fair market value of the shares at the time of exercise over the purchase price of the shares is included in income for purposes of the alternative minimum tax. The treatment of any gain realized upon sale or other disposition of our common stock received upon exercise of an ISO will depend on the holding period. If the optionee does not dispose of the stock received until more than one year after exercise of the ISO and more than two years after grant, any gain realized upon disposition will be characterized as long-term capital gain. If the optionee disposes of his or her shares within either one year after exercise of the ISO or two years after grant, such disposition will be a disqualifying disposition. In the case of a disqualifying disposition, the portion of the gain realized on disposition equal to the excess of the fair market value of the shares at the time the ISO was exercised over the purchase price will be ordinary income taxable as compensation in the year of disposition. The balance, if any, of the gain will be capital gain.

If the optionee sells the shares in a disqualifying disposition at a price that is below the fair market value of the shares at the time the ISO was exercised, the optionee’s ordinary income will be limited to the excess of the amount realized upon the disposition over the adjusted basis in the shares.

We are entitled to a deduction with respect to an ISO only if a disqualifying disposition occurs. In that event, the deduction would be available in the taxable year of Empire in which the disqualifying disposition occurs and would generally be equal to the ordinary income, if any, recognized by the optionee upon disposition of the shares.

Nonqualifying Stock Options. An optionee will not recognize any income upon either grant or vesting of a nonqualifying stock option (“NQSO”). Upon exercise of any part of an NQSO, the optionee will recognize ordinary income in an amount equal to the difference between the then fair market value of the shares acquired and the purchase price.

In general, upon a subsequent disposition of the shares, the optionee’s basis for determining taxable gain or loss would be the amount paid for such shares plus the amount that was includable in the optionee’s income at the time of exercise. Any gain recognized on such disposition would generally be taxed as long-term or short-term capital gain depending on the length of time the optionee is deemed to have held these shares. We will generally be entitled to a deduction for federal income tax purposes upon exercise of an NQSO in an amount equal to the ordinary income recognized by the optionee.

Restricted Stock. The recipient of a Restricted Stock Award will not be subject to tax upon its grant, unless the shares are issued and the recipient makes an election under Section 83(b) of the Internal Revenue Code. Assuming no election under Section 83(b) is made, the holder will be subject to tax at ordinary income tax rates at the time of the lapse or earlier termination of the restrictions in an amount equal to the fair market value of the shares covered by the Restricted Stock Award at the time that the restrictions lapse or terminate. The tax basis of the shares will be the amount so included in income, and their holding period for capital gains purposes will commence on the date the restrictions lapse or terminate. If a holder makes an election under Section 83(b) of the Internal Revenue Code, the holder will be subject to tax at ordinary income rates based on the fair market value of the shares covered by the Restricted Stock Award at the date of grant. The tax basis of the shares will be the amount so included in income, and their holding period for capital gains purposes will commence on the date of grant. We will generally be entitled to a deduction with respect to the amount of ordinary income recognized by the employee.

Share Delivery in Lieu of Cash Incentive Awards or Directors’ Fees. If an employee or Director receives shares of our common stock in lieu of a cash payment, the employee or Director will be subject to tax at ordinary income rates in an amount equal to the fair market value of the shares that the employee or director receives. The tax basis of the shares so received will be their fair market value on the date of their receipt, and the holding period for capital gains purposes will commence upon their receipt. We will generally be entitled to a deduction with respect to the amount of ordinary income recognized by the employee or director.

THE BOARD HAS APPROVED THE 2006 STOCK INCENTIVE PLAN AND BELIEVES THAT IT IS FAIR TO, AND IN THE BEST INTERESTS OF, THE COMPANY AND ITS STOCKHOLDERS. THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” PROPOSAL C.

D.  PROPOSAL TO APPROVE THE COMPANY’S AMENDED AND
RESTATED STOCK UNIT PLAN FOR DIRECTORS
(Item 4 on Proxy Card)

Our Board of Directors adopted the Stock Unit Plan for Directors (the “Stock Unit Plan”) in 1998 in order to enhance our ability to attract and retain competent and experienced persons to serve as Directors and to recognize the service of Directors of Empire by providing non-employee Directors with a stock-based retirement compensation program. The Board of Directors is now recommending an amendment to and restatement of the Stock Unit Plan that will change the Stock Unit Plan from a stock-based retirement plan providing for payout only after termination of service to a stock-based compensation program for Directors that will allow payouts of future awards prior to termination of service. The Stock Unit Plan currently has 200,000 shares reserved for issuance under the Plan and the Board of Directors is also recommending an additional 200,000 shares be reserved for issuance under the Stock Unit Plan. Since our stockholders have not previously been required to approve the Stock Unit Plan, the amended and restated Stock Unit Plan is now being submitted to stockholders, in its entirety, for approval.

A summary of the amended and restated Stock Unit Plan, which is subject to stockholder approval, is set forth below. This summary is qualified in its entirety by the full text of the Stock Unit Plan, which is attached to this Proxy Statement as Appendix C.

Summary of the Plan

Background of Plan

The Stock Unit Plan for Directors was implemented in 1998 to replace a cash retirement plan in effect for Directors since 1990. The Directors on the Board in 1998 who had not previously been employees of Empire were eligible to convert accrued benefits under the existing cash retirement plan into stock units or remain under the cash retirement plan. As of December 31, 2004, all eligible Directors had converted their cash benefits to stock units.

Eligibility

Any Director who is not an officer of Empire at the time of grant is eligible to participate in the Stock Unit Plan.

Description of Stock Units

A stock unit is a measure of value, expressed as a share of our common stock, credited to an eligible Director’s account and payable in common stock upon a payment date.

Annual Credits

As of January 1st of each calendar year, there shall be credited to the account of each person who is an eligible Director on that date, a number of stock units equal to an amount established by the Compensation Committee divided by the fair market value of a share of common stock on January 1st.

A new Director elected to the Board after January 1st of any year will have credited to his account a number of stock units equal to the annual credit set by the Compensation Committee for that year divided by the fair market value of a share of common stock on the date on which the Director is elected to the Board and prorated for the number of whole months remaining in the year.

Dividend Credits

Until the stock units are fully paid out to the eligible Director, we shall credit to the Director’s account, on each day that we pay a cash dividend on our common stock, a number of stock units that is equal to the total number of stock units in the Director’s account on the record date multiplied by the cash dividend per share of common stock and divided by the fair market value of a share of common stock on the record date.

Payment Date

Stock units credited to a Director’s account prior to January 1, 2006 (and stock units representing dividend credits on these stock units) will be payable upon the earlier of the Director’s retirement from the Board of Directors or upon his death. A Director may select a lump sum payout of the stock units credited to his account upon his death or retirement or may select an annual payout over a period of years not to exceed ten years following his death or retirement.

For stock units credited to a Director’s account on or after January 1, 2006 (other than stock units representing dividend credits on stock units credited before January 1, 2006), each eligible Director may elect the date on which payment of the stock units to be credited to his or her account for that calendar year (together with any stock units reflecting dividend credits attributable to these stock units) will be made; provided, however, that this elected payment date may not be earlier than January of the third calendar year following the calendar year in which the election is made. In the case of a new Director entitled to a credit to his or her account on the date he or she becomes a Director, the new Director shall have the right to elect, prior to the date on which he or she first becomes eligible to participate in the Stock Unit Plan, the date on which payment of the stock units to be credited to his or her account (together with any stock units reflecting dividend credits attributable to these stock units) will be made; provided, however, that this elected payment date may not be earlier than the third anniversary of the date on which the new Director first became eligible to participate in the Stock Unit Plan. In the absence of a timely election by an eligible Director, the elected payment date shall be the earliest elected payment date that the eligible Director could have elected with respect to the applicable stock units. The stock units will be payable on the elected payment date or, if earlier, the Director’s retirement or death, and may be paid in a lump sum or in annual installments over a period not to exceed ten years, as elected by the Director. An eligible Director may, at any time not later than twelve months before an elected payment date, elect a later elected payment date for the applicable stock units which shall be no less than five years later than the prior elected payment date. Any election shall be made by filing a prescribed form with the Compensation Committee.

Administration

The Stock Unit Plan will be administered by the Compensation Committee of the Board of Directors. The Compensation Committee shall have full authority and absolute discretion to construe and interpret the Stock Unit Plan, reconcile inconsistencies and supply omissions and to make all determinations and take all other actions necessary or advisable for the proper administration of the Stock Unit Plan.

The Board of Directors shall have the right to amend, suspend, or terminate the Stock Unit Plan in any respect at any time except as provided below. No amendment, suspension or termination of the Stock Unit Plan (other than through adjustment for changes in capitalization or corporate transactions) shall adversely affect any previously accrued benefits under the Stock Unit Plan unless the affected eligible Director consents to the change.

Any increase in the number of shares of our common stock reserved for issuance under the Stock Unit Plan (except for a change in capitalization), and any other amendment or modification of the Stock Unit Plan for which stockholder approval is required under any applicable law or applicable rule or regulation of any governmental regulatory body or under the rules of any stock exchange on which our common stock is listed, shall be subject to approval of our stockholders.

Change in Capitalization

In the event of any change in the outstanding shares of our common stock by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination of shares or other similar corporate change, the Board shall make such adjustments as it deems appropriate in the number of stock units in the eligible Director’s account and in the kind of shares to which the stock units relate, and in the number and kind of shares available under the Stock Unit Plan.

Future Plan Benefits

The Stock Unit Plan is limited to the non-employee members of the Board of Directors. The number of stock units that each individual Director may receive will be determined by his years of service on the Board and therefore cannot be determined in advance.

Federal Income Tax Consequences

The following discussion summarizes the material federal income tax consequences of participation in the Stock Unit Plan for Directors. This discussion is general in nature and does not address issues related to the tax circumstances of any particular Director. The discussion is based on federal income tax laws in effect on the date hereof and is, therefore, subject to possible future changes in law. This discussion does not address state, local or foreign tax consequences.

A Director will not recognize income upon the crediting of stock units to his or her account. Upon the payment of shares representing stock units to the Director, the Director will be subject to tax at ordinary income rates in an amount equal to the fair market value of the shares that the Director receives. The tax basis of the shares so received will be their fair market value on the date of receipt, and the holding period for capital gains purposes will commence upon their receipt. We will generally be entitled to a deduction with respect to the amount of ordinary income recognized by the Director.

THE BOARD HAS APPROVED THE AMENDED AND RESTATED STOCK UNIT PLAN FOR DIRECTORS AND BELIEVES THAT IT IS FAIR TO, AND IN THE BEST INTERESTS OF, THE COMPANY AND ITS STOCKHOLDERS. THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” PROPOSAL D.

With respect to Proposals B, C and D, the amendment to the Employee Stock Purchase Plan, the approval of the 2006 Stock Incentive Plan and the approval of the amended and restated Stock Unit Plan for Directors, stockholders may (i) vote “for,” (ii) vote “against,” or (iii) “abstain” from voting on each proposal. If a choice is specified on the proxy card by a stockholder, the shares will be voted as specified. If no specification is made, the shares will be voted “FOR” approval of the proposals, except with respect to broker non-votes. Proposals B, C and D will be approved if (1) a majority of the outstanding shares of common stock vote “for” or “against” or “abstain” from voting on the proposals, and (2) a majority of those voting on the proposals, which only includes those voting “for” or “against” or “abstaining”, vote in favor of the proposals. Broker non-votes will not be counted for any purpose on Proposals B, C or D, other than establishing a quorum.

2.  OTHER MATTERS

Audit Committee Report

The Audit Committee has reviewed and discussed our audited financial statements for the year ended December 31, 2004 with our management. The Audit Committee has discussed with our independent auditors the matters required to be discussed by SAS 61. The Audit Committee has received the written disclosures and letter from our independent auditors required by Independence Standards Board Standard No. 1, and the Audit Committee has discussed with such auditors the independence of such auditors.

Based on the foregoing review and discussions, the Audit Committee has recommended to our Board of Directors that our audited financial statements for the year ended December 31, 2004 be included in our Annual Report on Form 10-K for the year ended December 31, 2004.

Mary M. Posner, Chairman
Melvin F. Chubb, Jr.
Ross C. Hartley
D. Randy Laney
B. Thomas Mueller

Fees Billed by Our Independent Auditors During Each of the Fiscal Years Ended December 31, 2004 and December 31, 2003

PricewaterhouseCoopers LLP have been our independent auditors since 1992. Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting for the purpose of answering questions which any stockholder may wish to ask, and such representatives will have an opportunity to make a statement at the meeting.

Audit Fees

The aggregate fees billed by our independent auditors for professional services rendered in connection with the audit of our financial statements included in our Annual Report on Form 10-K, the audit of our internal control over financial reporting as well as for the review of our interim financial statements included in our Quarterly Reports on Form 10-Q totaled $631,629 for the year ended December 31, 2004 as compared to $294,500 for the year ended December 31, 2003. Fees for 2003 did not include an audit of our internal control over financial reporting.

Audit-Related Fees

The aggregate fees billed by our independent auditors for audit-related services during each of the fiscal years ended December 31, 2004 and 2003 totaled $22,300 and $123,750, respectively. For 2004, audit-related fees consisted of due diligence assistance and accounting consultations regarding certain regulatory and other matters. For 2003, audit-related fees consisted principally of fees for assistance in implementing the internal control assessment requirements of the Sarbanes-Oxley Act, in responding to comment letters received from the SEC relative to our SEC filings and for various other accounting consultations.

Tax Fees

The aggregate fees billed by our independent auditors for tax services during each of the fiscal years ended December 31, 2004 and 2003 totaled $31,798 and $35,849, respectively. Tax fees consist of tax planning and tax compliance services.

All Other Fees

The aggregate fees billed by our independent auditors for other services during each of the years ended December 31, 2004 and 2003 totaled $1,500 and $1,400, respectively, related to our use of an Internet-based accounting research tool provided by PricewaterhouseCoopers LLP.

Audit Committee Pre-Approval Policies and Procedures

All auditing services and non-audit services (other than the de minimus exceptions provided by the Exchange Act) provided to us by our independent auditors must be pre-approved by the Audit Committee. All of the Audit, Audit-Related and Tax Fees shown above for 2003 and 2004 were pre-approved by the Audit Committee.

Communications with the Board of Directors

Our Board of Directors provides a process for security holders to send communications to the Board, including those communications intended for non-management Directors. These procedures may be found on our website at www.empiredistrict.com.

Comparison of Stockholder Returns

Set forth below is a graph and table indicating the value at the end of the specified years of a $100 investment made on December 31, 1999, in our common stock and similar investments made in the securities of the companies in the Standard & Poor’s 500 Composite Index (“S&P 500 Index”) and the Standard & Poor’s Electric Utilities Index (“S&P Electric Utility”). The graph and table assume that dividends were reinvested when received.

	The Empire District Electric Company	S&P Electric Utility	S&P 500 Index
1999	$100.00	$100.00	$100.00
2000	122.50	153.53	90.89
2001	104.16	127.88	80.14
2002	96.48	108.53	62.45
2003	123.78	134.38	80.30
2004	135.85	168.34	88.62

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our Directors and executive officers to file reports of changes in ownership of our equity securities with the SEC and the NYSE. SEC regulations require that Directors and executive officers furnish to us copies of all Section 16(a) forms they file. To our knowledge, based solely on review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2004, all our officers and Directors complied with applicable Section 16(a) filing requirements except for Ms. Posner who inadvertently filed one late Form 4 with respect to one transaction.

Other Business

At the date of this proxy statement, the Board of Directors has no knowledge of any business other than that described herein which will be presented for consideration at the meeting. In the event any other business is presented at the meeting, the persons named in the enclosed proxy will vote such proxy thereon in accordance with their judgment in the best interests of Empire and its stockholders.

3.  STOCKHOLDER PROPOSALS

The 2006 Annual Meeting is tentatively scheduled to be held on April 27, 2006. Specific proposals of stockholders intended to be presented at that meeting (1) must comply with the requirements of the Exchange Act and the rules and regulations promulgated thereunder and our Articles of Incorporation, and (2) if intended to be included in our proxy materials for the 2006 Annual Meeting, must be received at Empire’s principal office not later than November 18, 2005. If the date of the 2006 Annual Meeting is changed by more than 30 days from April 27, 2006, stockholders will be advised of such change and of the new date for submission of proposals.

4.  HOUSEHOLDING

The SEC has adopted amendments to its rules regarding delivery of proxy statements and annual reports to stockholders sharing the same address. We may now satisfy these delivery rules by delivering a single proxy statement and annual report to an address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings for us. In order to take advantage of this opportunity, we may have delivered only one proxy statement and annual report to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We undertake to deliver promptly, upon written or oral request, a separate copy of the proxy statement or annual report, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of a proxy statement or annual report, either now or in the future, send your request in writing to us at the following address: Investor Relations Department, The Empire District Electric Company, 602 Joplin Street, Joplin, Missouri 64801.

If you are currently a stockholder sharing an address with another stockholder and wish to have your future proxy statements and annual reports householded (i.e., receive only one copy of each document for your household), please contact us at the above address.

5.  ELECTRONIC DELIVERY OF PROXY MATERIALS

As an alternative to receiving printed copies of these materials in future years, we are pleased to offer stockholders the opportunity to receive proxy materials electronically. Electronic delivery saves us money by reducing printing and mailing costs. It will also make it convenient for you to receive your proxy materials and to vote your shares online. To request electronic delivery, please go to www.econsent.com/ede to enroll to receive or access proxy materials electronically in future years. You may discontinue electronic delivery at any time.

6.  ELECTRONIC PROXY VOTING

Registered stockholders can vote their shares via (1) a toll-free telephone call from the U.S.; (2) the Internet; or (3) by mailing their signed proxy card. The telephone and Internet voting procedures are designed to authenticate stockholder’s identities, to allow stockholders to vote their shares and to confirm that their instructions have been properly recorded. Specific instructions to be followed by any registered stockholder interested in voting via telephone or the Internet are set forth on the enclosed proxy card.

Dated: March 18, 2005

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS ARE URGED TO EITHER VOTE THE ENCLOSED PROXY THROUGH THE INTERNET OR BY TELEPHONE OR SIGN, DATE AND RETURN THE PROXY IN THE ENCLOSED ENVELOPE, TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES. A STOCKHOLDER WHO PLANS TO ATTEND THE MEETING IN PERSON MAY WITHDRAW THE PROXY AND VOTE AT THE MEETING.

APPENDIX A

THE EMPIRE DISTRICT ELECTRIC COMPANY
EMPLOYEE STOCK PURCHASE PLAN

Section 1.  Purpose of the Plan

The Empire District Electric Company Employee Stock Purchase Plan (the “Plan”) is intended and devised to provide a suitable means by which eligible employees (“Employees”) of The Empire District Electric Company (the “Company”) and any approved controlled corporations (“Subsidiary Companies”) may accumulate, through voluntary, systematic payroll deductions (and interest thereon as and to the extent provided for herein), amounts regularly credited to their Stock Purchase Accounts and once every twelve (12) months have such credited amounts applied to the purchase of newly issued shares of the Common Stock of the Company (the “Stock”) pursuant to the forty-three offerings which the Company is hereby making. The Plan, therefore, provides Employees with opportunities to acquire proprietary interests in the Company, and it will also provide them with additional incentives to continue their employment and promote the best interests of the Company.

Section 2.  Effective Date and Term of the Plan

The Plan was adopted by the Board of Directors of the Company on October 24, 1969, and the Plan became effective June 1, 1970 subject to approval by the stockholders of the Company. Subject to the provisions of Section 26 the Plan will continue in effect during a term beginning on its effective date and extending through May 31, 2013.

Section 3.  Number of Shares Reserved Under the Plan

Eight hundred twenty-five thousand (825,000) shares of the Stock had been reserved for offering and made available for subscription under the Plan and subject to the provisions of Section 12 of the Plan as of May 31, 1990. On January 29, 1992, an additional three hundred thirty-seven thousand, one hundred seventy-five shares (337,175),were added to the reserve shares through a 2-for-1 stock split of the Common Stock of the Company. On February 23, 2005, an additional 500,000 shares were reserved for offering and made available for subscription under the Plan and subject to the provisions of Section 12 of the Plan subject to shareholder approval. One million, six hundred sixty-two thousand, one hundred seventy-five (1,662,175) is the maximum number of shares of the Stock which may be issued and sold thereunder.

At the beginning of each Purchase Period, provided for in Section 6 of the Plan, the Company will furnish to each Employee a form (hereinafter called a “Notice of Shares Offered”) stating the maximum number of shares which he shall be entitled to purchase in accordance with the provisions of clause (ii) in the first paragraph of Section 5 of the Plan.

Section 4.  Eligible Employees

All regular full-time employees (including officers), and all employees whose customary employment is for more than five months in any calendar Year or 20 hours per week, of the Company or a Subsidiary Company are eligible to participate in the Plan.

Section 5.  Entry Into, and Participation in, the Plan

An Employee may enter into the Plan only as of the beginning of one of the Purchase Periods. If an individual becomes an Employee after the commencement of a Purchase Period, he may not enter into the Plan until the beginning of the next Purchase Period. A copy of the Plan will be furnished to each Employee prior to the Date of Grant of the first Purchase Period during which he is eligible to participate. To enter into the Plan an Employee must deliver (or cause to be delivered) as provided for in Section 8 of the Plan to the Treasurer of the

Company on a form which the Company shall furnish to him a contingent subscription for Stock and authorization for payroll deductions to effect the purchase of Stock (hereinafter called a “Participation Election”). In his Participation Election an Employee must:

(i)	authorize payroll deductions in a full dollar amount within the limits prescribed in Sections 8 and 9 of the Plan and specify the number of dollars per pay period to be deducted regularly from his compensation,

(ii)	elect and authorize the purchase in each Purchase Period of a specific number of shares of Stock by him on the Exercise Date specified in Section 7 which falls at or near the close of each Purchase Period,

(I)	such specific number of shares not to exceed the number of shares purchasable at a price equal to 90% of the closing price of the Stock on the New York Stock Exchange on the Date of Grant of the Purchase Period with the aggregate amount of payroll deductions authorized for the Purchase Period and interest thereon, and

(II)	his specification of the number of shares of Stock to be purchased in each Purchase Period after the first Purchase Period during which he elects to participate in the Plan to be made within seven days following and as of the Date of Grant of each such Purchase Period on a form which, at the beginning of each such Purchase Period and together with the Notice of Shares Offered provided for in Section 3 of the Plan, the Company shall furnish to him and which shall be deemed a part of his Participation Election,

(iii)	agree to remain in the employ of an Employer-corporation for at least twenty-four (24) calendar months following the Date of Grant of the last Purchase Period in which he participates if requested so to do by the Company,

(iv)	furnish the exact name or names and address or addresses in which shares of Stock purchased by him through the Plan are to be issued, and

(v)	agree to notify the Treasurer of the Company if he should dispose of Stock purchased through the Plan within two years of the Date of Grant of the Purchase Period during which he purchased such Stock.

Shares of Stock purchased under the Plan may be issued in the Employee’s name or, if so designated by the Employee, in his name and the name of another person who is a member of his family, with right of survivorship; and for this purpose the family of an Employee shall include only his spouse, his ancestors and lineal descendants and his brothers and sisters.

An Employee need not, and may not, make any down payment in order to enter into the Plan.

Participation in the Plan is entirely voluntary, and a participating Employee may withdraw from participation as provided in Section 16 of the Plan during any Purchase Period at any time prior to the Exercise Date of such Purchase Period.

Nothing in the Plan shall confer upon any Employee any right to continue in employment or interfere in any way with the right of the Company or any other Employer-corporation to terminate his employment at any time.

Section 6.  Purchase Periods and Offerings

The forty-three twelve-month periods designated below shall be Purchase Periods, during which installment payments shall be made through payroll deductions, commencing with the following beginning dates (hereinafter called “Dates of Grant”) and extending through the following ending dates (hereinafter called “Closing Dates”):

Dates of Grant	Purchase Period Designations	Closing Dates
June 1, 1970	First	May 31, 1971
June 1, 1971	Second	May 31, 1972
June 1, 1972	Third	May 31, 1973
June 1, 1973	Fourth	May 31, 1974
June 3, 1974	Fifth	May 31, 1975
June 2, 1975	Sixth	May 31, 1976
June 1, 1976	Seventh	May 31, 1977
June 1, 1977	Eighth	May 31, 1978
June 1, 1978	Ninth	May 31, 1979
June 1, 1979	Tenth	May 31, 1980
June 2, 1980	Eleventh	May 31, 1981
June 1, 1981	Twelfth	May 31, 1982
June 1, 1982	Thirteenth	May 31, 1983
June 1, 1983	Fourteenth	May 31, 1984
June 1, 1984	Fifteenth	May 31, 1985
June 3, 1985	Sixteenth	May 31, 1986
June 2, 1986	Seventeenth	May 31, 1987
June 1, 1987	Eighteenth	May 31, 1988
June 1, 1988	Nineteenth	May 31, 1989
June 1, 1989	Twentieth	May 31, 1990
June 1, 1990	Twenty-first	May 31, 1991
June 3, 1991	Twenty-second	May 31, 1992
June 1, 1992	Twenty-third	May 31, 1993
June 1, 1993	Twenty-fourth	May 31, 1994
June 1, 1994	Twenty-fifth	May 31, 1995
June 1, 1995	Twenty-sixth	May 31, 1996
June 3, 1996	Twenty-seventh	May 31, 1997
June 2, 1997	Twenty-eighth	May 31, 1998
June 1, 1998	Twenty-ninth	May 31, 1999
June 1, 1999	Thirtieth	May 31, 2000
June 1, 2000	Thirty-first	May 31, 2001
June 1, 2001	Thirty-second	May 31, 2002
June 3, 2002	Thirty-third	May 31, 2003
June 2, 2003	Thirty-fourth	May 31, 2004
June 1, 2004	Thirty-fifth	May 31, 2005
June 1, 2005	Thirty-sixth	May 31, 2006
June 1, 2006	Thirty-seventh	May 31, 2007
June 1, 2007	Thirty-eighth	May 31, 2008
June 2, 2008	Thirty-ninth	May 31, 2009
June 1, 2009	Fortieth	May 31, 2010
June 1, 2010	Forty-first	May 31, 2011
June 1, 2011	Forty-second	May 31, 2012
June 1, 2012	Forty-third	May 31, 2013

If any of the above Dates of Grant shall become a holiday or half-holiday in the State of New York, the next succeeding day which is not such a holiday or half-holiday shall be the Date of Grant. Each Purchase Period shall include all pay periods ending within it. During each Purchase Period participating Employees are to accumulate credits through payroll deductions to be made at the close of each pay period for the purchase of shares of Stock under the Plan. Any interest to which an Employee may be entitled under the Plan for participation during a Purchase Period will be credited on the Exercise Date (specified in Section 7 of the Plan) for the Purchase Period or, in the event his employment shall terminate prior to the Exercise Date, on the date of the termination of his employment. With respect to each Purchase Period the Company is hereby making a separate offer to sell (or granting a separate option to buy) to participating Employees the number of shares (subject to the provisions of Sections 3, 5, 11 and 12 of the Plan) which shall be purchasable through the application of amounts credited to such Employee’s Stock Purchase Accounts at the purchase price per share determined on the Exercise Date which falls within the Purchase Period (such number of shares to be subject to reduction in the event of a pro rata apportionment provided for in Section 22).

Section 7.  Purchase Prices and Exercise Dates

In each Purchase Period there shall be a date called the “Exercise Date”, which shall be as shown in the following tabulation:

Purchase Periods	Exercise Dates
First	May 31, 1971 (Monday)
Second	May 31, 1972 (Tuesday)
Third	May 31, 1973 (Thursday)
Fourth	May 31, 1974 (Friday)
Fifth	May 30, 1975 (Friday)
Sixth	May 31, 1976 (Monday)
Seventh	May 31, 1977 (Tuesday)
Eighth	May 31, 1978 (Wednesday)
Ninth	May 31, 1979 (Thursday)
Tenth	May 30, 1980 (Friday)
Eleventh	May 29, 1981 (Friday)
Twelfth	May 31, 1982 (Monday)
Thirteenth	May 31, 1983 (Tuesday)
Fourteenth	May 31, 1984 (Thursday)
Fifteenth	May 31, 1985 (Friday)
Sixteenth	May 30, 1986 (Friday)
Seventeenth	May 29, 1987 (Friday)
Eighteenth	May 31, 1988 (Tuesday)
Nineteenth	May 31, 1989 (Wednesday)
Twentieth	May 31, 1990 (Thursday)
Twenty-first	May 31, 1991 (Friday)
Twenty-second	May 29, 1992 (Friday)
Twenty-third	May 31, 1993 (Monday)
Twenty-fourth	May 31, 1994 (Tuesday)
Twenty-fifth	May 31, 1996 (Wednesday)
Twenty-sixth	May 31, 1996 (Friday)
Twenty-seventh	May 30, 1997 (Friday)
Twenty-eighth	May 29, 1998 (Friday)
Twenty-ninth	May 31, 1999 (Monday)
Thirtieth	May 31, 2000 (Wednesday)
Thirty-first	May 31, 2001 (Thursday)
Thirty-second	May 31, 2002 (Friday)

Purchase Periods	Exercise Dates
Thirty-third	May 30, 2003 (Friday)
Thirty-fourth	May 31, 2004 (Monday)
Thirty-fifth	May 31, 2005 (Tuesday)
Thirty-sixth	May 31, 2006 (Wednesday)
Thirty-seventh	May 31, 2007 (Thursday)
Thirty-eighth	May 30, 2008 (Friday)
Thirty-ninth	May 29, 2009 (Friday)
Fortieth	May 31, 2010 (Monday)
Forty-first	May 31, 2011 (Tuesday)
Forty-second	May 31, 2012 (Thursday)
Forty-third	May 31, 2013 (Friday)

If any of the dates shown in the above tabulation is or shall become a holiday or half-holiday in the State of New York, the day next preceding such date which is not such a holiday or half-holiday shall be the Exercise Date.

The purchase price per share of Stock to be purchased pursuant to any of the offerings herein provided for shall be not less than $1 the present par value per share of the Stock, or not less than any future par value thereof. Subject to such minimum price and the provisions of Section 12 of the Plan the purchase price per share of Stock to be purchased on an Exercise Date through the application of amounts credited during the Purchase Period in which falls the Exercise Date to the Stock Purchase Accounts of participating Employees shall be the lesser of

(A)	an amount equal to 90% of the fair market value of the Stock at the time such option is granted or

(B)	an amount which under the terms of the option may not be less than 90% of the fair market value of the Stock at the time such option is exercised.

The fair market value of the Stock at the time specified in clause (A) above shall be determined by using the closing price of the Stock on the New York Stock Exchange on the Date of Grant; and the fair market value of the Stock at the time specified in clause (B) above shall be determined by using the closing price of the Stock on the New York Stock Exchange on the Date of Exercise.

Any Date of Grant or Exercise Date is subject to change for a holiday or half-holiday as provided in Section 6 and this Section 7 and for the unavailability of a closing price on the New York Stock Exchange as provided in Section 11.

Section 8.  Payroll Deductions — Authorization and Amount

Employees shall deliver (or cause to be delivered) to the Treasurer of the Company their Participation Elections within seven days following the Date of Grant of the first Purchase Period during which they wish to participate in the Plan.

The full dollar amounts which Employees shall authorize in their Participation Elections may not be less than 2% nor in excess of 20% of their base pay determined as of the date by which their Participation Elections must be received (subject to the limitations of Section 9 of the Plan).

The base pay of an Employee shall mean the gross amount of his pay determined on the basis of his regular, straight-time hourly, weekly or monthly rate for the number of hours normally worked exclusive of overtime, shift premiums or other compensation; provided, however, that in the case of an Employee whose compensation consists of salary, sales commissions and sales bonuses, his base pay shall also include his average sales commissions and sales bonuses received during the twelve-month period ended one month prior to the Date of Grant of each Purchase Period during which he participates in the Plan.

If as a result of a change during, or prior to the commencement of, a Purchase Period in a participating Employee’s base pay his deductions exceed the amount allowable, he must sign and deliver to the Treasurer of the Company a revision of authorization form (hereinafter called a “Revision of Authorization”), which will become effective for his first pay period ending in the next Purchase Period.

By delivering at least ten days prior to the close of a pay period to the Treasurer of the Company a Revision of Authorization, a participating Employee may change, subject to the limitations of this Section 8 and Section 9 of the Plan, once during a Purchase Period the amount to be deducted from his pay during the next and following pay periods in such Purchase Period and subsequent Purchase Periods; and by delivering to the Treasurer of the Company within seven days following the Date of Grant of the next Purchase Period a Revision of Authorization a participating Employee may change the amount to be deducted from his pay during the next Purchase Period and any subsequent Purchase Period or Purchase Periods subject to the limitations of this Section 8 and Section 9 of the Plan.

A participating Employee’s authorization for payroll deductions will remain in effect for the duration of the Plan unless suspended pursuant to the provisions of Section 11 or 15 of the Plan, unless his election to purchase Stock shall have been terminated pursuant to the provisions of Section 13 of the Plan, unless the amount of the deduction is changed as provided in this Section 8 of the Plan or unless the Employee withdraws or is considered to have withdrawn from the Plan under Sections 15, 16 or 17 thereof.

All amounts credited to the Stock Purchase Accounts of participating Employees shall be held in the general funds of the Company but shall be used from time to time in accordance with the provisions of the Plan.

Section 9.	Limitations on the Granting of Options to a Participating Employee and on the Amount of Stock Which a Participating Employee May Purchase

Anything in the Plan to the contrary notwithstanding, no participating Employee may be granted an option which permits his rights to purchase Stock under all such plans of his Employer-corporation and its parent and subsidiary companies (if any) to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time. For purposes of this Section 9

(i)	the right to purchase Stock under an option accrues when the option (or any portion thereof) first becomes exercisable during the calendar year;

(ii)	the right to purchase Stock under an option accrues at the rate provided in the option, but in no case may such rate exceed $25,000 of fair market value of such Stock (determined at the time such option is granted) for any one calendar year; and

(iii)	a right to purchase Stock which has accrued under one option granted pursuant to the Plan may not be carried over to any other option.

No participating Employee may be granted an option hereunder if such Employee, immediately after the option is granted, owns stock possessing five per cent or more of the total combined voting power or value of all classes of stock of the Employer-corporation or of its parent or subsidiary company. For the purposes of this paragraph a participating Employee shall be considered as owning the stock owned, directly or indirectly, by or for his brothers and sisters (whether by the whole or half blood), spouse, ancestors and lineal descendants; for the purposes of this paragraph stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust, shall be considered as being owned proportionately by or for its shareholders, partners, or beneficiaries; and for the purposes of this paragraph stock which the participating Employee may purchase under outstanding options shall be treated as stock owned by the participating Employee.

Section 10.  Employees’ Stock Purchase Accounts — Interest and Statements

The amounts deducted from the pay of each participating Employee shall be credited to his individual Stock Purchase Account.

Interest on all amounts deducted as aforesaid at the rate of five per cent (5%) per annum shall be credited to participating Employees’ accounts on the Exercise Date of each Purchase Period except in the event of a decision not to purchase Stock made under Section 11 of the Plan or except in the event of the termination under Section 13 of the Plan of his election to purchase Stock or except on cash drawn as provided for in Section 14 of the Plan or except in the event of a withdrawal from the Plan as provided for in Section 16 of the Plan or except to the extent provided for in Section 17 of the Plan in the event of a termination of participation rights; and for the purpose of computing interest Employees’ installment payments (effected through payroll deductions) made during a month are to be credited to their Stock Purchase Accounts as of the first of the month, and interest shall be computed on the average monthly balances during a Purchase Period.

Employees participating in the Plan may not make direct cash payments to their Stock Purchase Accounts.

Following the close of each Purchase Period the Company will furnish to each participating Employee an Account Statement of his individual Stock Purchase Account. This Account Statement shall show (i) the total amount of payroll deductions for the Purchase Period just closed, (ii) the amount of any cash withdrawal, (iii) the number of full shares (and the price per share) of Stock purchased pursuant to the provisions of Section 11 of the Plan by the participating Employee in the Purchase Period, (iv) the amount of interest credited to this Stock Purchase Account at the close of the Purchase Period and (v) any remaining balance of amounts of payroll deductions (his installment payments) and interest, which balance is to be refunded to the Employee following the close of the Purchase Period.

Section 11.  Issuance and Purchase of Stock

Shares of Stock may be purchased by participating Employees only on one date in each Purchase Period, such date being the Exercise Date; and the right which the Company grants to participating Employees to purchase Stock in a Purchase Period may be exercised only on the Exercise Date, and their elections to purchase Stock shall not become irrevocable until the close of business on the day prior to the Exercise Date. No fractional shares of Stock may be purchased hereunder. The purchase price per share shall be determined as set forth in Section 7 of the Plan; but if there shall be no closing market price per share of the Stock on the New York Stock Exchange on any Date of Grant or Exercise Date, the next preceding day on which such a price shall be available shall be substituted for the Date of Grant or Exercise Date on which there is no such closing market price.

A participating Employee who purchases Stock pursuant to an offering under the Plan shall purchase as many full shares as shall be stated by him in his Participation Election subject to the limitations set forth in the provisions of Sections 8, 9, 12 and 22 of the Plan provided that in no event may shares be purchased other than by application of the balance in his Stock Purchase Account on the Exercise Date and that in no event may a participating Employee purchase a greater number of shares than would be purchasable at the purchase price determined in accordance with Section 7 of the Plan through the application of the balance in his Stock Purchase Account on the Exercise Date of the Purchase Period to which the offering relates. Any balance remaining in such a participating Employee’s Stock Purchase Account on a Closing Date shall be refunded to the Employee as soon as practicable thereafter.

Shares of Stock so purchased shall be delivered to the Employee through stock certificates or electronic delivery as soon as practicable.

An Employee who does not wish to purchase shares of Stock in any Purchase Period must give to the Treasurer of the Company notice in writing to this effect on a form to be furnished by the Company (hereinafter called a “Notification”), and such Notification must be received not later than the day before the Exercise Date which falls within the Purchase Period. All amounts exclusive of interest credited to the Stock Purchase Account of such an Employee shall then be returned to him as soon as practicable, and no further payroll deductions shall be made during the Purchase Period; but he will continue as a participant in the Plan during any and all subsequent Purchase Periods unless he submits a Notice of Withdrawal, as provided for in Section 16 of the Plan.

All rights as an owner of shares of Stock purchased under the Plan shall accrue to the participating Employee who purchased the shares effective as of the Exercise Date on which amounts credited to his Stock Purchase Account were applied to the purchase of the shares; and such Employee shall not have any rights as a stockholder prior to such Exercise Date by reason of his having elected to purchase such shares.

Section 12.  Changes in Stock

In the event of a subdivision or combination of the shares of the Stock the Board of Directors of the Company shall proportionately increase or decrease the maximum number of shares which may be issued thereafter and sold under the Plan and the number of shares under elections to purchase; and in such event it shall appropriately adjust the terms relating to the price at which shares of Stock under elections to purchase shall be sold. In the event of a stock dividend on the outstanding shares of the Stock representing less than 25% of the number of shares outstanding prior to such distribution the Board of Directors of the Company may make, and in the event of such a distribution of 25% or more shall make, such a proportionate increase or decrease of such maximum number of shares and appropriately adjust such terms. In the event of a reclassification or other change of the shares of the Stock the Board of Directors of the Company shall make appropriate adjustments. In any of the aforesaid events the Board of Directors of the Company may take such further action as in its opinion shall be necessary or appropriate.

Section 13.  Assignment of Plan Rights or of Purchased Stock

An Employee must advise promptly the Treasurer of the Company if a disposition shall be made of any shares of Stock purchased by him under the Plan if such disposition shall have occurred within two years of the Date of Grant of the Purchase Period during which he purchased such shares.

A participating Employee’s privilege to purchase Stock under the Plan can be exercised only by his acting in his own behalf; and he cannot purchase Stock for someone else, although he may designate in accordance with the provisions of Section 5 of the Plan that shares of Stock purchased by him be issued in the joint names of himself and a member of his family.

An Employee participating in the Plan may not sell, transfer, pledge or assign to any other person any interest, privilege or right under the Plan or in any amounts credited to his Stock Purchase Account; and if this provision shall be violated, his election to purchase Stock shall terminate, and the only right remaining thereunder will be to have paid to the person entitled thereto the amount (exclusive of interest) credited to the Employee’s Stock Purchase Account.

Section 14.  Privilege to Withdraw Cash

By delivering to the Treasurer of the Company a notice on a form which the Company will provide (the “Cash Withdrawal Notice”) a participating Employee may withdraw at any time during a Purchase Period prior to the Exercise Date which falls within the Purchase Period all or any part of the amount standing to his credit in his Stock Purchase Account; but he may make such a withdrawal only once during a Purchase Period without withdrawing from participation in the Plan for the Purchase Period; and in the event of such a cash withdrawal he will receive no interest on the amount withdrawn from his Stock Purchase Account during the Purchase Period.

Section 15.  Suspension of Deductions

Not only shall a participating Employee’s payroll deductions under the Plan be changed as provided for in the fourth paragraph of Section 8 but also they shall be suspended if on account of a leave of absence, layoff, reduction in pay or other reasons a participating Employee does not have sufficient pay in any payroll period to permit his payroll deductions authorized under the Plan to be made in full. The suspension will last until the participating Employee again has sufficient pay to permit such payroll deductions to be made in full; but if the suspension shall not have been removed by the Closing Date of the Purchase Period (shown in Section 6 of the Plan) in which it began, the participating Employee will be considered to have withdrawn from the Plan as provided for in Section 16 of the Plan.

Section 16.  Privilege to Withdraw From, and Re-Join, the Plan

During any Purchase Period a participating Employee may withdraw from the Plan at any time prior to the Exercise Date in the Purchase Period; and subject to, and in accordance with, the provisions of Section 5 and 8 of the Plan he may re-enter the Plan at the beginning of any Purchase Period subsequent to the Purchase Period in which he withdrew. Withdrawal of a participating Employee shall be effected by notification prior to such Exercise Date to the Treasurer of the Company on a form which the Company shall provide for this purpose (“Notice of Withdrawal”). In the event a participating Employee shall withdraw from the Plan all amounts credited to his Stock Purchase Account (exclusive of interest) not already actually used for the purchase of Stock or unconditionally committed thereto will be returned to him without interest as soon as practicable after his Notice of Withdrawal shall have been received.

Section 17.  Termination of Employee’s Participation Rights

A participating Employee’s right to continue participation in the Plan will terminate

(i)	upon the Company’s discontinuance of the Plan,

(ii)	upon his Employer-corporation’s ceasing to be a Subsidiary Company or subsidiary company,

(iii)	upon his Employer-corporation’s withdrawing, or being withdrawn by the Company, from the Plan pursuant to Section 19 hereof,

(iv)	upon his transfer to an employer which is not an Employer-corporation or to non-eligible employment, or

(v)	upon his retirement, death or release for any reason other than resignation or discharge.

Upon termination of an Employee’s right to continue participation on account of the occurrence of any of the foregoing contingencies, all amounts credited to the participating Employee’s Stock Purchase Account not already used or unconditionally committed for the purchase of Stock will be repaid as soon as practicable with interest as provided for in Section 10 of the Plan.

A participating Employee’s right to continue participation in the Plan will also terminate upon his resignation or discharge, upon the termination of his election to purchase Stock pursuant to the provisions of Section 13 of the Plan or upon the termination of his employment for any reason other than those previously enumerated in this Section 17; and upon the termination of such rights for any of the reasons described in this paragraph all amounts credited to a participating Employee’s Stock Purchase Account (exclusive of interest) not already used for the purchase of Stock or unconditionally committed thereto will be repaid without interest.

A Notice of Withdrawal will be considered as having been received by the Treasurer of the Company from the Employee on the date his employment ceases.

If an Employee’s payroll deductions shall be interrupted by any legal process, a Notice of Withdrawal will be considered as having been received from him on the day the interruption shall occur.

Section 18.  No Repurchase of Stock by the Company

Neither the Company nor any Subsidiary Company shall purchase from any Employee shares of Stock he shall have acquired under the Plan or lend directly or indirectly money to any Employee for the purpose of assisting such Employee to retain any shares of Stock he shall have so acquired.

Section 19.  Subsidiary Companies and Employer-corporations

Any subsidiary company approved by the Board of Directors of the Company (any such subsidiary company being herein called a “Subsidiary Company”) may participate as an Employer-corporation in the Plan. Any Subsidiary Company may withdraw by action of its Board of Directors from participation in the Plan as an Employer-corporation upon notice to the Treasurer of the Company; and the Company by action of its Board of Directors may withdraw any Subsidiary Company upon notice to the Treasurer of the Company and to the

Treasurer of the Subsidiary Company. Any such withdrawal shall automatically effect the termination of the Plan in so far as it relates to such withdrawing or withdrawn Subsidiary Company and its employees.

Section 20.  Transfer of Employment

A transfer of employment from one Employer-corporation to another shall not constitute a termination of employment; and any participating Employee who shall be so transferred shall retain his right to participate in the Plan.

Section 21.  Administration of the Plan

The Treasurer of the Company shall administer the Plan; and he shall be responsible to make such rulings or interpretations as shall be necessary or in his judgment advisable in its operation. His interpretations of the provisions of the forty-three offerings provided for hereunder shall be final.

The Company and any Subsidiary Company or Subsidiary Companies will bear all administrative expenses of the Plan.

Section 22.  Apportionment of Stock

If at any time shares of Stock authorized for the purposes of the Plan shall not be available in sufficient number to meet all unfilled purchase requirements, the Board of Directors of the Company shall apportion the remaining available shares among participating Employees on a pro rata basis. In no case shall any apportionment of shares be made with respect to a participating Employee’s election to purchase unless such election is then in effect (subject only to any suspension provided for in the Plan) for the full number of shares originally specified by the participating Employee in his Participation Election. The Treasurer of the Company shall give notice of any such apportionment and of the method of apportionment used to each participating Employee to whom shares shall have been apportioned.

Section 23.  Restrictions on Elections of Insiders

Elections under this Plan by Participants to whom the provisions of either Section 16(a) or Section 16(b) of the Securities Exchange Act of 1934 apply (hereinafter, “Insiders”), may be restricted as follows. Any election by an Insider to direct an investment, a transfer or change of investment, a withdrawal, or any other election which would constitute a “Discretionary Transaction,” as that term is defined in SEC Rule 16b-3(b)(1), may be made by such Insider only if such election is made more than six months after any previous opposite-way Discretionary Transaction under any plan (including this Plan) maintained by the Employer, as defined in SEC Rule 16b-3(f). Insiders may also be required to file Form 4 with the United States Securities and Exchange Commission.

Section 24.  Government Regulations

The Plan and the obligation of the Company to issue, sell and deliver Stock under the Plan are subject to all applicable laws and to all applicable rules, regulations and approvals of government agencies.

Section 25.  Definitions

Whenever used herein, unless the context otherwise requires, the following terms shall have the meanings set forth below:

(a)	The term “Account Statement” means the statement to be furnished to each participating Employee after the close of each Purchase Period, in accordance with the provisions of Section 10 of the Plan.

(b)	The term “base pay” means the gross amount of pay determined as provided in Section 8 of the Plan plus the amount of average sales commissions and sales bonuses allowed to be included by said Section.

(c)	The term “Cash Withdrawal Notice” means the notice which a participating Employee must give in order to exercise the privilege of withdrawing amounts credited to his Stock Purchase Account in accordance with the provisions of Section 14 of the Plan.

(d)	The term “Closing Dates” means the dates, set forth in Section 6 of the Plan, on which the forty-three Purchase Periods end.

(e)	The term “Dates of Grant” means the dates, set forth in Section 6 of the Plan, on which the forty-three Purchase Periods begin.

(f)	The term “Company” means The Empire District Electric Company and any successor thereof.

(g)	The term “Employees” means employees eligible to participate in the Plan in accordance with the provisions of Section 4 of the Plan.

(h)	The term “Employer-corporations” means the Company and any subsidiary company thereof approved in accordance with the provisions of Section 19 of the Plan by the Board of Directors of the Company for participation in the Plan.

(i)	The term “Exercise Dates” means the dates specified in Section 7 of the Plan on which Stock may be purchased hereunder.

(j)	The term “Notice of Shares Offered” means the notice which, in accordance with the provisions of Section 3 of the Plan, the Company shall give to each Employee at the beginning of each Purchase Period.

(k)	The term “Notice of Withdrawal” means an Employee’s notice meeting the requirements of Section 16 of the Plan of his withdrawal from participation in the Plan.

(l)	The term “Notification” means an Employee’s advice, given in accordance with the provisions of Section 11 of the Plan, to the Treasurer of the Company to the effect that he does not wish to purchase Stock in a Purchase Period.

(m)	The term “parent” or “parent company” means any corporation (other then the Employer-corporation) in an unbroken chain of corporations ending with the Employer-corporation if, at the time of the granting of the option, each of the corporations other than the Employer-corporation owns stock possessing 50 per cent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(n)	The term “Participation Election” means an Employee’s written acceptance, unconditionally binding on the Exercise Dates with respect to his election to purchase Stock, of the Company’s offering pursuant to the Plan in accordance with the provisions of Section 5 thereof.

(o)	The term “Plan” means The Empire District Electric Company Employee Stock Purchase Plan as originally in effect and as it may be amended from time to time.

(p)	The term “Purchase Periods” means the periods designated in Section 6 of the Plan, during which amounts credited to the Stock Purchase Accounts of participating Employees are accumulated for application to the purchase of Stock.

(q)	The term “Revision of Authorization” means a participating Employee’s written revision pursuant to the provisions of Section 8 of the Plan of his authorization of payroll deductions.

(r)	The term “Stock” means the Common Stock of the Company as authorized on the effective date of the Plan (having a par value per share of $1) or as it may be subsequently authorized prior to the termination of the Plan.

(s)	The term “Stock Purchase Accounts” means the accounts of Employees participating in the Plan provided for in Section 10 of the Plan.

(t)	The term “subsidiary company” means any corporation (other than the Employer-corporation) in an unbroken chain of corporations beginning with the Employer-corporation if, at the time of the granting of the option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 per cent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(u)	The term “Subsidiary Companies” means subsidiaries of the Company approved in accordance with the provisions of Section 19 of the Plan by the Board of Directors of the Company for participation in the Plan.

Masculine pronouns shall include both males and females.

Section 26.  Amendment or Termination of the Plan

Within any limits which may be imposed by the stockholders of the Company the Board of Directors of the Company may suspend, amend or terminate the Plan at any time or from time to time.

APPENDIX B

THE EMPIRE DISTRICT ELECTRIC COMPANY
2006 STOCK INCENTIVE PLAN

1. Purpose

The Empire District Electric Company 2006 Stock Incentive Plan is designed to enable qualified executive, managerial, supervisory and professional personnel and directors of The Empire District Electric Company to acquire or increase their ownership of the common stock of the Company on reasonable terms. The opportunity so provided is intended to foster in participants a strong incentive to put forth maximum effort for the continued success and growth of the Company, to aid in retaining individuals who put forth such efforts, and to assist in attracting the best available individuals in the future.

2. Definitions

When used herein, the following terms shall have the meaning set forth below:

2.1 “Award” shall mean an Option or a Restricted Stock Award.

2.2 “Board” means the Board of Directors of The Empire District Electric Company.

2.3 “Committee” means the members of the Board’s Compensation Committee who are “Non-Employee Directors” as defined in Rule 16b-3 adopted pursuant to the Securities Exchange Act of 1934 and “outside directors” within the meaning of Section 162(m) of the Code.

2.4 “Code” means the Internal Revenue Code of 1986, as amended.

2.5 “Company” means The Empire District Electric Company, a Kansas corporation.

2.6 “Fair Market Value” means with respect to the Company’s Shares the mean between the high and low prices of Shares on the New York Stock Exchange Composite Tape on the day on which an Award is granted (or Shares are delivered in lieu of current cash compensation as permitted by the Plan) or, if there should be no sale on that date, on the next preceding day on which there was a sale.

2.7 “Grantee” means a person to whom an Award is made.

2.8 “Incentive Stock Option” or “ISO” means an Option awarded under the Plan which meets the terms and conditions established by Section 422 of the Code and applicable regulations.

2.9 “Non-Qualified Stock Option” or “NQSO” means an Option awarded under the Plan other than an ISO.

2.10 “Option” means the right to purchase a number of Shares, at a price, for a term, under conditions, and for cash or other consideration fixed by the Committee and expressed in the written instrument evidencing the Option. An Option may be either an ISO or NQSO.

2.11 “Plan” means the Company’s 2006 Stock Incentive Plan.

2.12 “Restricted Stock Award” means the grant of a right to receive a number of Shares at a time or times fixed by the Committee in accordance with the Plan and subject to such limitations and restrictions as the Plan and the Committee (as expressed in the written instrument evidencing the Restricted Stock Award) impose.

2.13 “Right of First Refusal” means the right which may be given to the Company pursuant to Section 7.4 hereof to purchase Shares received pursuant to Awards under the Plan at their then Fair Market Value, in the event the holder of such Shares desires to sell the Shares to any other person. This right, if so given, shall apply under terms and conditions established by the Committee at the time of the Award and included in the written instrument evidencing the Award, and shall apply to sales by the Grantee or the Grantee’s guardian, legal representative, joint tenant, tenant in common, heirs or Successors.

2.14 “Shares” means shares of the Company’s common stock, par value $1.00 per share, or, if by reason of the adjustment provisions hereof any rights under an Award under the Plan pertain to any other security, such other security.

2.15 “Subsidiary” means any business, whether or not incorporated, in which the Company, at the time an Award is granted to an employee thereof, or in other cases, at the time of reference, owns directly or indirectly not less than 50% of the equity interest except that with respect to an ISO the term “Subsidiary” shall have the meaning set forth in Section 424(f) of the Code.

2.16 “Successor” means the legal representative of the estate of a deceased Grantee or the person or persons who shall acquire the right to exercise an Option, or to receive Shares issuable in satisfaction of a Restricted Stock Award, by bequest or inheritance or by reason of the death of the Grantee, as provided in accordance with Section 9 hereof, or by reason of a transfer permitted pursuant to Section 8 hereof.

2.17 “Term” means the period during which a particular Option may be exercised or the period during which the restrictions placed on a Restricted Stock Award are in effect.

3. Administration of the Plan

3.1 The Plan (other than the portion thereof described in Section 3.7) shall be administered by the Committee.

3.2 Subject to the provisions of the Plan, the Committee shall have the sole authority to determine:

(i)	the employees of the Company and its Subsidiaries to whom Awards shall be granted;

(ii)	the number of Shares to be covered by each Award;

(iii)	the price to be paid for the Shares upon the exercise of each Option;

(iv)	the Term within which each Option may be exercised;

(v)	the terms and conditions of each Option, which may include provisions for payment of the option price in Shares at the Fair Market Value of such Shares on the day of their delivery for such purpose;

(vi)	the restrictions on transfer and forfeiture conditions with respect to a Restricted Stock Award; and

(vii)	any other terms and conditions of the Award.

Awards shall be made by the Committee.

3.3 The Committee may construe and interpret the Plan, reconcile inconsistencies thereunder and supply omissions therefrom. Any decision or action taken by the Committee in the exercise of such powers or otherwise, arising out of or in connection with the construction, administration, interpretation and effect of the Plan and of its rules and regulations, shall be conclusive and binding upon all Grantees, and any other person claiming under or through any Grantee.

3.4 The Committee shall designate one of its members as Chairman. It shall hold its meetings at such times and places as it may determine. All determinations of the Committee shall be made by a majority of its members at the time in office. Any determination reduced to writing and signed by a majority of the members of the Committee at the time in office shall be fully as effective as if it has been made at a meeting duly called and held. The Committee may appoint a Secretary, who need not be a member of the Committee, and may establish and amend such rules and regulations for the conduct of its business and the administration of the Plan as it shall deem advisable.

3.5 No member of the Committee shall be liable, in the absence of bad faith, for any act or omission with respect to his service on the Committee. Service on the Committee is hereby specifically declared to constitute service as a Director of the Company, to the end that the members of the Committee shall, in respect of their acts and omissions as such, be entitled to indemnification and reimbursement as Directors of the Company pursuant to its Bylaws and to the benefits of any insurance policy maintained by the Company providing coverage with respect to acts or omissions of Directors of the Company.

3.6 The Committee shall regularly inform the Board as to its actions under the Plan in such manner, at such times, and in such form as the Board may request.

3.7 Anything in the Plan to the contrary notwithstanding, the foregoing provisions of this Section 3 shall not apply to the portion of the Plan relating to Directors who are not employees of the Company or any of its Subsidiaries and who have the right to elect to receive Shares in lieu of cash Remuneration pursuant to Section 19.2. Such portion of the Plan shall instead be administered by the Secretary of the Company. Since the receipt of Shares by any such non-employee Director of the Company is based on elections by such Director, this administrative function shall be limited to matters of interpretation and administrative oversight.

4. Eligibility

Awards may be made under the Plan only to the class of employees of the Company or of a Subsidiary, including officers, consisting of those employees who have executive, managerial, supervisory or professional responsibilities. A Director who is not an employee shall not be eligible to receive an Award. Awards may be made to eligible employees whether or not they have received prior Awards under the Plan or under any other plan, and whether or not they are participants in other benefit plans of the Company.

5. Shares Subject to Plan

The maximum number of Shares which may be used in connection with Awards or Share deliveries under the Plan is 650,000; provided, however, that no more than 325,000 Shares may be used in connection with Restricted Stock Awards. The Shares so used may be Shares held in the treasury, however acquired, or Shares which are authorized but unissued. Any Shares subject to Options which lapse unexercised and any Shares forming part of a Restricted Stock Award which do not vest in the Grantee shall once again be available for grant of Awards or delivery under Section 19.

6. Granting of Options

6.1 Subject to the terms of the Plan, the Committee may from time to time grant Options to eligible employees.

6.2 No individual may be granted Options intended to qualify as ISOs under the Plan and all other incentive stock option plans of the Company (and its parent or subsidiary corporations, if any, within the meaning of Section 424 of the Code) which are exercisable for the first time during any calendar year with respect to Shares having an aggregate Fair Market Value (determined as of the time the Option is granted) greater than $100,000. To the extent that Options granted to an individual exceed the limitation set forth in the preceding sentence, the later-granted of such Options shall be treated as NQSOs. No ISO shall be granted to an individual who, at the time the ISO is granted, owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than 10 percent of the total combined voting power of all classes of stock of the employee’s employer corporation or of its parent or subsidiary corporation unless, at the time the ISO is granted, the option price is at least 110 percent of the Fair Market Value of the stock subject to the ISO, and the ISO by its terms is not exercisable after the expiration of five years from the date the ISO is granted.

6.3 The purchase price of each Share subject to an Option shall be fixed by the Committee, but shall not be less than the greater of the par value of the Share or 100% of the Fair Market Value of the Share on the date the Option is granted. Repricing of outstanding Options shall not be permitted under the Plan.

6.4 Each Option shall expire and all rights to purchase Shares thereunder shall terminate on the date fixed by the Committee and expressed in the written instrument evidencing the Option, which date shall not be after the expiration of ten years from the date the Option is granted.

6.5 Subject to the terms of the Plan, each Option shall become exercisable at the time, and for the number of Shares, fixed by the Committee and expressed in the written instrument evidencing the Option. Except to the extent otherwise provided in or pursuant to Sections 9 and 10, no Option shall become exercisable as to any Shares prior to the third anniversary of the date on which the Option was granted.

6.6 Subject to the terms of the Plan, the Committee may at the time of the Award make all or any portion of the Shares issuable upon exercise of the Option subject to a Right of First Refusal for any period of time designated by the Committee in the written instrument evidencing the Award.

7. Restricted Stock Awards

7.1 Subject to the terms of the Plan, the Committee may also grant eligible employees Restricted Stock Awards.

7.2 The number of Shares covered thereby and other terms and conditions of any such Restricted Stock Award, including the period for which and the conditions on which the Shares included in the Award will be subject to forfeiture and restrictions on transfer or on the ability of the Grantee to make elections with respect to the taxation of the Award without the consent of the Committee, shall be determined by the Committee and expressed in the written instrument evidencing the Award. Except as provided in or pursuant to Sections 9 and 10, no such restrictions shall lapse earlier than the third, or later than the tenth, anniversary of the date on which the Award was granted. The conditions established by the Committee on which the Shares included in an Award will be subject to forfeiture may, but need not, include conditions tied to performance measures selected by the Committee.

7.3 The Committee may establish and express in the written instrument evidencing the Award terms and conditions under which the Grantee of a Restricted Stock Award shall be entitled to receive a payment equivalent to any dividend payable with respect to the number of Shares which, as of the record date for which dividends are payable, has been awarded to him or her but not delivered to him or her. Any such dividend equivalents shall be paid to the Grantee of the Restricted Stock Award at such time or times during the period when the Shares are as yet undelivered pursuant to the terms of the Restricted Stock Award, or at the time the Shares to which the dividend equivalents apply are delivered to the Grantee, all as the Committee shall determine and express in the written instrument evidencing the Award. Any arrangement for the payment of dividend equivalents shall be terminated if, and to the extent that, under the terms and conditions so established by the Committee, the right to receive Shares being held pursuant to the terms of the Restricted Stock Award shall lapse.

7.4 Subject to the terms of the Plan, the Committee may at the time of the Award make all or any portion of the Shares awarded under a Restricted Stock Award subject to a Right of First Refusal for any period of time designated by the Committee and expressed in the written instrument evidencing the Award.

8. Non-Transferability of Rights

Except as otherwise provided in the next sentence of this Section 8, no Option and no rights under any Restricted Stock Award shall be transferable by the Grantee otherwise than by will or the laws of descent and distribution, and each Option may be exercised during the lifetime of the Grantee only by him or her; and the written instrument evidencing each Option and each Restricted Stock Award shall so state. The Committee may in its discretion, on such terms and conditions as it shall establish, permit an Option or Restricted Stock Award to be transferred to a member or members of the Grantee’s immediate family, or to a trust for the benefit of such immediate family members or a partnership in which such immediate family members are the only partners. For purposes of this provision, a Grantee’s immediate family shall mean the Grantee’s spouse, children and grandchildren.

9. Death or Termination of Employment

9.1 Subject to the provisions of the Plan, the Committee may make and include in the written instrument evidencing an Option such provisions concerning exercise or lapse of the Option on death or termination of employment as it shall in its discretion determine. No such provision shall permit an Option to be exercised later than the expiration date of the Option determined pursuant to Section 6.4.

9.2 No ISO shall be exercisable after the date which is three months following the Grantee’s termination of employment for any reason other than death or disability, or after twelve months following the Grantee’s termination of employment by reason of disability.

9.3 The effect of death or termination of employment on Shares issuable or deliverable pursuant to any Restricted Stock Awards shall be as stated in the written instrument evidencing the Award.

9.4 A transfer of employment between the Company and a Subsidiary, or between Subsidiaries, shall not constitute a termination of employment for purposes of any Award. The Committee may specify in the written instrument evidencing the Award whether or not, and if at all to what extent, any authorized leave of absence or absence for military or governmental service or for any other reason shall constitute a termination of employment for purposes of the Award and the Plan.

10. Provisions Relating to Change in Control

The Committee may provide in the written instrument evidencing an Award that in the event of a “Change in Control” of the Company (as defined by the Committee in such written instrument), the Option so evidenced shall be immediately exercisable in full and the Restricted Stock Award so evidenced shall be immediately payable in full. The Committee may also include in such written instrument additional conditions for such immediate exercisability of an Option or immediate payment in full of a Restricted Stock Award, including without limitation conditions relating to the timing and/or circumstances of the Grantee’s termination of employment following the “Change in Control.”

11. Writing Evidencing Awards

Each Award granted under the Plan shall be evidenced by a writing which may, but need not, be in the form of an agreement to be signed by the Grantee. The writing shall set forth the nature and size of the Award, its Term, the other terms and conditions thereof, and such other matters as the Committee directs. Acceptance of any benefits of an Award by the Grantee shall be an assent to the terms and conditions set forth therein, whether or not the writing is in the form of an agreement signed by the Grantee.

12. Exercise of Rights Under Awards

12.1 A person entitled to exercise an Option may do so only by delivery of a written notice to that effect specifying the number of Shares with respect to which the Option is being exercised and any other information which the Committee has previously prescribed and of which such person has been notified.

12.2 Such a notice shall be accompanied by payment in full for the purchase price of any Shares to be purchased thereunder, with such payment being made in cash or Shares having a Fair Market Value on the date of exercise of the Option equal to the purchase price payable under the Option or a combination of cash and Shares, and (subject to the next sentence) no Shares shall be issued upon exercise of an Option until full payment has been made therefor. To the extent permitted by the Committee, an Option may also be exercised by delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds to pay the purchase price of shares purchased under the Option.

12.3 Upon exercise of an Option, or after grant of a Restricted Stock Award but before delivery of Shares in satisfaction thereof, the Grantee may request in writing that the Shares to be issued or delivered be in the name of the Grantee and another person as joint tenants with right of survivorship or, in the case of a Restricted Stock Award or NQSO, as tenants in common.

12.4 Upon exercise of an Option or after grant of a Restricted Stock Award under which a Right of First Refusal has been required with respect to some or all of the Shares subject to such Option, or included in the Restricted Stock Award, the Grantee shall be required to acknowledge, in writing, his or her understanding of such Right of First Refusal and the legend which shall be placed on the certificates for such Shares in respect thereof.

12.5 All notices or requests by a Grantee provided for herein shall be delivered to the Secretary of the Company.

13. Effective Date of the Plan and Duration

13.1 The Plan shall become effective on January 1, 2006, subject to approval within twelve months before or after that date by the shareholders of the Company at a meeting duly held in accordance with applicable law; and subject to approval within applicable time limits by any governmental body, the approval of the Plan by which body is required under applicable law. No Option shall be exercisable nor shall any Shares be deliverable under a Restricted Stock Award prior to receipt of all required approvals.

13.2 No Awards may be granted under the Plan after December 31, 2015, although the terms of any Award may be amended at any time prior to the expiration of the Award in accordance with the Plan.

14. Date of Award

The date of an Award shall be the date on which the Committee’s determination to grant the same is final, or such later date as shall be specified by the Committee in connection with such determination.

15. Stockholder Status

No person shall have any rights as a stockholder by virtue of the grant of an Award under the Plan except with respect to Shares actually issued to that person.

16. Postponement of Exercise

The Committee may postpone any exercise of an Option or the delivery of any Shares pursuant to a Restricted Stock Award for such period as the Committee in its discretion may deem necessary in order to permit the Company (i) to effect or maintain registration of the Plan or the Shares issuable upon the exercise of an Option or distributable in satisfaction of a Restricted Stock Award or both under the Securities Act of 1933, as amended, or the securities laws of any applicable jurisdiction, (ii) to permit any action to be taken in order to comply with restrictions or regulations incident to the maintenance of a public market for its Shares or to list the Shares thereon, or (iii) to determine that such Shares and the Plan are exempt from such registration or that no action of the kind referred to in (ii) above shall or need be taken; and the Company shall not be obligated by virtue of any terms and conditions of any Award or any provision of the Plan to permit the exercise of an Option or to sell or deliver Shares in violation of the Securities Act of 1933 or other applicable law. Any such postponement shall not extend the Term of an Option nor shorten the Term of any restriction applicable under any Restricted Stock Award; and neither the Company nor its directors or officers or any of them shall have any obligation or liability to the Grantee of an Award, to any Successor of a Grantee or to any other person with respect to any Shares as to which an Option shall lapse because of such postponement or as to which issuance under a Restricted Stock Award was thereby delayed.

17. Termination, Suspension or Modification of Plan

17.1 Subject to Section 17.2, the Board may at any time terminate, suspend or modify the Plan in any respect. No termination, suspension or modification of the Plan shall adversely affect any right acquired by any Grantee or any Successor of a Grantee under an Award granted before the date of such termination, suspension or modification unless such Grantee or Successor shall consent thereto. Adjustments for changes in capitalization or corporate transactions as provided for herein shall not, however, be deemed to adversely affect any such right. To the extent required by applicable law, no member of the Board who is an officer or employee of the Company or a Subsidiary shall vote (in his or her capacity as such a Board member) on any proposed amendment to the Plan, or on any other matter or question arising under the Plan, relating to his or her own individual interest thereunder.

17.2 Any increase in the aggregate number of Shares for which Awards may be granted and which may be the subject of Share deliveries under Section 19 (except as contemplated by Section 18) and any other amendment or modification of the Plan for which stockholder approval is required by applicable rule or regulation of any governmental regulatory body or under the rules of any stock exchange in which the Shares are listed shall be subject to the approval of the Company’s stockholders. In addition, any increase in the number of Shares available under the Plan for grant as ISOs and any change in the designation of the group of employees eligible to receive ISOs under the Plan shall be subject to stockholder approval in accordance with Section 422 of the Code.

18. Adjustment for Changes in Capitalization and Corporate Transactions

Any change in the number of outstanding shares of the Company occurring through stock splits, combination of shares, recapitalization, or stock dividends after the adoption of the Plan shall be appropriately reflected by the Committee through an increase or decrease in the aggregate number of Shares then available for the grant of Awards or Share deliveries under the Plan, or to become available through the termination, surrender or lapse of Awards previously granted and in the number of Shares subject to Restricted Stock Awards then outstanding; and appropriate adjustments shall be made by the Committee in the per Share option price and/or number of Shares subject to the Option as to any outstanding Options. No fractional shares shall result from such adjustments. Similar adjustments shall be made in the event of distribution of other securities in respect of outstanding shares or in the event of a reorganization, merger, consolidation or any other change in the corporate structure or shares of the Company, if and to the extent that the Committee deems such adjustments appropriate.

19. Delivery of Shares in Lieu of Cash Incentive Awards or Directors Fees

19.1 Any employee otherwise eligible for an Award under the Plan who is eligible to receive a cash bonus or incentive payment from the Company under any management bonus or incentive plan of the Company (any such bonus or payment, a “Cash Payment”) may make application to the Committee in such manner as may be prescribed from time to time by the Committee to receive Shares available under the Plan in lieu of all or any portion of such Cash Payment.

The Committee may in its discretion honor an employee’s application made pursuant to this Section 19.1 by delivering Shares available under the Plan to such employee equal in Fair Market Value at the delivery date to that portion of the Cash Payment for which a Share delivery is to be made in lieu of cash payment.

19.2 Any non-employee Director who is entitled to a cash payment for services rendered as a non-employee Director (“Remuneration”) may elect to receive Shares available under the Plan in lieu of all or any portion of his or her Remuneration or to change or terminate any such election previously made. Any such election shall be in writing and delivered to the Secretary of the Company.

Shares which are available under the Plan shall be delivered to a Director who makes an election in compliance with this Section 19.2 equal in Fair Market Value at the delivery date to that portion of the Remuneration for which a Share delivery is to be made in lieu of cash payment.

19.3 Any Shares delivered to an employee under Section 19.1 or to a Director under Section 19.2 shall reduce the aggregate number of Shares available for Awards or Share deliveries under the Plan.

19.4 Delivery of Shares pursuant to this Section 19 shall not be permitted under the Plan after December 31, 2015. Delivery of Shares pursuant to this Section 19 shall be deemed to occur on the date certificates therefor are sent by United States mail or hand delivered to the recipient or transferred to the recipient’s account maintained with the transfer agent or a broker.

19.5 The Company shall issue cash in lieu of fractional Shares which would otherwise be issuable under this Section 19.

20. Non-Uniform Determination Permissible

The Committee’s determinations under the Plan including, without limitation, determinations as to the persons to receive Awards, the form, amount and type of Awards (i.e., ISOs, NQSOs or Restricted Stock Awards), the terms and provisions of Awards, the written instruments evidencing such Awards, and the granting or rejecting of applications for delivery of Shares in lieu of cash bonus or incentive payments need not be uniform as among persons similarly situated and may be made selectively among otherwise eligible employees or Directors, whether or not such employees or Directors are similarly situated.

21. Taxes

The Company shall be entitled to withhold the amount of any withholding tax payable with respect to any Awards and Share deliveries in lieu of cash payments and to sell such number of Shares as may be necessary to produce the amount so required to be withheld, unless the recipient supplies to the Company cash in the amount requested by the Company for the purpose. The person entitled to receive Shares pursuant to the Award will be given notice as far in advance as practicable to permit such cash payment to be made to the Company. The Company may, in lieu of sale of Shares, defer making delivery of Shares until indemnified to its satisfaction with respect to any such withholding tax. The Committee may adopt rules allowing the recipient of any Award payable in Shares, or any person electing to receive Shares under Section 19, to satisfy any applicable tax withholding requirements in whole or in part by delivering to the Company Shares or by instructing the Company to withhold Shares otherwise deliverable to such person as part of such Award, in either case with a Fair Market Value not in excess of the amount of the applicable withholding requirements.

22. Tenure

An employee’s right, if any, to continue in the employ of the Company or a Subsidiary shall not be affected by the fact that he is a participant under the Plan; and the Company or Subsidiary shall retain the right to terminate his employment without regard to the effect such termination may have on any rights he may have under the Plan.

23. Application of Proceeds

The proceeds received by the Company from sale of its Shares pursuant to Options granted under the Plan shall be used for general corporate purposes.

24. Other Actions

Nothing in the Plan shall be construed to limit the authority of the Company to exercise all of its corporate rights and powers, including, by way of illustration and not by way of limitation, the right to grant options for proper corporate purposes otherwise than under the Plan to any employee or any other person, firm, corporation, association or other entity, or to grant options to, or assume options of, any person in connection with the acquisition by purchase, lease, merger, consolidation or otherwise of all or any part of the business or assets of any person, firm, corporation, association or other entity.

APPENDIX C

STOCK UNIT PLAN FOR DIRECTORS
OF THE EMPIRE DISTRICT ELECTRIC COMPANY

AS AMENDED AND RESTATED
EFFECTIVE JANUARY 1, 2005

STOCK UNIT PLAN FOR DIRECTORS
OF THE EMPIRE DISTRICT ELECTRIC COMPANY

1.  Purpose. The Empire District Electric Company (the “Company”) has adopted this Stock Unit Plan for Directors of The Empire District Electric Company (the “Plan”) in order to enhance the Company’s ability to attract and retain competent and experienced persons to serve as Directors and to recognize the service of Directors of the Company by providing a stock-based compensation program for Directors that will foster a strong incentive to put forth maximum effort for the continued growth and success of the Company.

2.  Effective Date. This Plan is effective as of August 1, 1998.

3.  Definitions.

(a)  “Account” means an account established for each Eligible Director on the books of the Company that will be credited with Stock Units.

(b)  “Annual Retainer Fees” means the annual rate of Board retainer fees (excluding meeting and committee fees) established by the Board as in effect at the applicable time.

(c)  “Board” means the Board of Directors of the Company.

(d)  “Cash Retirement Plan” means the Retirement Plan for Directors of The Empire District Electric Company, as said plan may be amended from time to time.

(e)  “Committee” means the Compensation Committee of the Board.

(f)  “Common Stock” means common stock, $1.00 par value, of the Company, or any substituted class of common stock, provided such stock is the primary publicly traded equity issue of the Company.

(g)  “Company” means The Empire District Electric Company and its successors.

(h)  “Effective Date” means August 1, 1998.

(i)  “Elected Payment Date” means the date elected by the Eligible Director or otherwise determined pursuant to Section 8(h) with respect to the applicable Stock Units credited after December 31, 2005, which shall be his or her Payment Date with respect to such Stock Units unless (i) the Eligible Director’s death occurs before the Payment Date so elected or otherwise determined pursuant to Section 8(h) or (ii) in the case of an Eligible Director who has not elected a later Elected Payment Date pursuant to the next to last sentence of Section 8(h) with respect to the applicable Stock Units, the Eligible Director’s Retirement Date occurs before the Payment Date so elected or otherwise determined pursuant to Section 8(h).

(j)  “Eligible Director” means an Eligible Existing Director or an Eligible New Director.

(k)  “Eligible Existing Director” means any Director of the Company who (i) is serving on the Board on the Effective Date, (ii) has never been an officer of the Company and (iii) has elected to participate in this Plan pursuant to Section 6(b).

(l)  “Eligible New Director” means any Director of the Company who is a Director on or after the Effective Date but who is not an officer of the Company at the applicable time or an Eligible Existing Director.

(m)  “Fair Market Value” means with respect to the Common Stock the mean between the high and low prices of Common Stock on the New York Stock Exchange Composite Tape on the day of the required calculation or, if there should be no sale on that date, on the next preceding day on which there was a sale.

(n)  “Initial Election Date” means (i) with respect to Stock Units credited on a January 1st pursuant to Section 7(c) (and any dividend credits attributable thereto), the December 31st immediately preceding such January 1st, and (ii) with respect to Stock Units credited pursuant to Section 7(d) (and any dividend credits attributable thereto), the day before the day on which the Eligible New Director first becomes eligible to participate in the Plan.

(o)  “Payment Date” means:

(i)  in the case of Stock Units credited before January 1, 2006 (and any dividend credits attributable thereto), the earlier to occur of the following dates: (A) the Eligible Director’s Retirement Date or (ii) the Eligible Director’s death; and

(ii)  in the case of Stock Units credited on or after January 1, 2006 (other than Stock Units representing dividend credits attributable to Stock Units credited before January 1, 2006), the earliest to occur of the following dates: (A) the Eligible Director’s Elected Payment Date with respect to the applicable Stock Units, (B) the Eligible Director’s Retirement Date, or (C) the Eligible Director’s death; provided, however, that clause (B) shall not apply in the case of an Eligible Director who has elected a later Elected Payment Date pursuant to the next to last sentence of Section 8(h) with respect to the applicable Stock Units.

(p)  “Plan” means the Stock Unit Plan for Directors of The Empire District Electric Company as it may be amended from time to time.

(q)  “Retirement Date” means the date on which the Director ceases to be a Director other than by reason of death.

(r)  “Stock Unit” means a measure of value, expressed as a share of Common Stock, credited to the Eligible Director’s Account, and payable in Common Stock upon a Payment Date, as provided in this Plan.

4.  Limitations on Issuance of Stock. The total number of shares of the Company’s Common Stock reserved for issuance under this Plan shall be 400,000 shares (subject to adjustment as provided in Section 9 of this Plan).

5.  Administration. This Plan shall be administered by the Committee. The Committee shall have full authority and absolute discretion (i) to construe and interpret the Plan, reconcile inconsistencies thereunder and supply omissions therefrom, and (ii) to make all determinations and take all other actions necessary or advisable for the proper administration of the Plan. Any decision or action taken by the Committee in the exercise of such powers or otherwise, arising out of or in connection with the construction, administration, interpretation and effect of the Plan and of its rules and regulations, shall be conclusive and binding upon all persons.

6.  Eligibility.

(a)  Eligible New Directors. An Eligible New Director (other than an Eligible New Director who was previously an officer of the Company) shall become eligible to participate in this Plan on the date on which he or she first is elected to the Board. An Eligible New Director who was previously an officer of the Company shall become eligible to participate in this Plan on the latest of: (i) January 1, 2006, (ii) the date on which he or she first is elected to the Board, or (iii) the date on which he or she ceased to be an officer of the Company.

(b)  Eligible Existing Directors. Each Director who is serving on the Board on the Effective Date and who is participating in the Cash Retirement Plan shall have the right to elect whether (i) to participate in this Plan effective as of the Effective Date in lieu of continued accruals under the Cash Retirement Plan or (ii) to continue accruals under the Cash Retirement Plan. Such election shall be made by filing a prescribed form with the Committee during an election period prescribed by the Committee. If such a Director fails to elect to participate in this Plan within such election period, such Director shall not have the right thereafter to elect to participate and shall not be an Eligible Director.

7.  Crediting of Stock Units.

(a)  Account. Stock Units shall be credited to each Eligible Director’s Account in accordance with this Section 7.

(b)  Credits as of Effective Date. There shall be credited to the Account of each person who is an Eligible Director on the Effective Date a number (calculated to three decimal points) of Stock Units equal to:

(i)  five-twelfths of the amount of the Annual Retainer Fees as in effect on the Effective Date, divided by

(ii)  the Fair Market Value of a share of Common Stock on the Effective Date.

(c)  Annual Credits. As of January 1st of each calendar year beginning with 1999, there shall be credited to the Account of each person who is an Eligible Director on such January 1st a number (calculated to three decimal points) of Stock Units equal to:

(i)  the Director’s Annual Retainer Fees as in effect on such January 1st or, if the Committee establishes a fixed amount for the Annual Credit for the applicable calendar year, such fixed amount,

divided by

(ii)  the Fair Market Value of a share of Common Stock on such January 1st.

(d)  Credits to New Directors. There shall be credited to the Account of each Eligible New Director as of the date on which such person first becomes eligible to participate in the Plan a number (calculated to three decimal points) of Stock Units equal to:

(i)  the amount of the Eligible New Director’s Retainer Fees (excluding meeting and committee fees) for the balance of the calendar year after he or she becomes eligible to participate (computed as a percentage of the Annual Retainer Fees as in effect on the date on which he or she becomes eligible) or, if the Committee establishes a fixed amount for the Annual Credit for that calendar year pursuant to Section 7(c)(i) above, the amount of the Annual Credit set by the Committee divided by twelve and multiplied by the number of whole months remaining for the balance of such year, divided by

(ii)  the Fair Market Value of a share of Common Stock on the date on which the Eligible New Director becomes eligible to participate in the Plan.

This subsection (d) shall not apply if the date on which the Eligible New Director first becomes eligible to participate in the Plan is January 1st.

(e)  Election of Eligible Existing Directors to Convert Cash Benefit to Stock Units. Eligible Existing Directors shall have the right to elect, with respect to previously accrued benefits under the Cash Retirement Plan, whether to: (i) retain their retirement benefits under the Cash Retirement Plan for years of service on the Board prior to the Effective Date and to receive benefits under this Plan only with respect to service on or after the Effective Date, or (ii) convert accrued benefits under the Cash Retirement Plan into Stock Units under this Plan (“Converting Directors”) as hereinafter set forth. Such election shall be made by filing a prescribed form with the Committee during an election period prescribed by the Committee. Converting Directors shall have credited to their Accounts under this Plan as of the Effective Date or such later conversion date as may be established by the Committee (the “Conversion Date”), a number (calculated to three decimal points) of Stock Units equal to:

(i)  the product of (A) the Annual Retainer Fees as in effect on the Conversion Date, times (B) the total number of years of service accrued by the Converting Director under the Cash Retirement Plan as of the Effective Date (with credit being given for any period of less than a full year of service at the rate of one-twelfth of a year of service for each full month of service), divided by

(ii)  the Fair Market Value of a share of Common Stock on the Conversion Date.

(f)  Dividends. Until fully paid out in accordance with the terms of this Plan, the Company shall credit to each Eligible Director’s Account, on each day that the Company pays a declared cash dividend to the stockholders of its Common Stock, a number (calculated to three decimal places) of Stock Units that is equal to (i) the product of the total number of Stock Units in the Eligible Director’s Account on the record date established for such dividend, multiplied by the cash dividend per share of Common Stock, divided by (ii) the Fair Market Value of a share of Common Stock on the record date.

8.  Payout of Accounts.

(a)  General Payout Terms. Unless installment payments are elected pursuant to subsection (b), (c), (d) or (e) of this Section 8, within 30 days after the Payment Date applicable with respect to any Stock Units, the Company shall cause to be delivered to the Eligible Director (or, in the event of his or her death, the Eligible Director’s beneficiary determined pursuant to subsection (f) of this Section 8) the number of shares of Common Stock equal to the whole number of Stock Units having that Payment Date in his or her Account plus cash for any fractional unit having that Payment Date credited to his or her Account (such cash amount to be calculated based on the applicable fraction of the Fair Market Value of a share of Common Stock on the Payment Date).

(b)  Payout on Retirement (Pre-2006 Stock Units). This Section 8(b) applies to Stock Units credited prior to January 1, 2006 (and any dividend credits attributable thereto). With respect to a payout by reason of an Eligible Director’s termination of service on a Retirement Date, such Eligible Director may elect, at any time prior to the date which is twelve months before such Retirement Date, to receive, in lieu of a lump sum distribution, distributions in annual installments over a period of years selected by the Eligible Director but not to exceed ten years. Such election shall be made by filing a prescribed form with the Committee. If no such election of installment payments is received by the Committee, the Eligible Director’s Account shall be paid out in a lump sum in accordance with subsection (a) of this Section 8. If the Eligible Director timely files with the Committee such an election to receive installment payments, there shall be distributed to the Eligible Director in January of each year beginning with the January coinciding with or next following the month in which the Eligible Director’s Retirement Date falls the whole number of shares of Common Stock equal to the quotient (rounded to the next lowest whole number) obtained by dividing (i) the number of Stock Units credited to the Eligible Director’s Account as of the December 31st preceding the month of payment (after reduction for Stock Units previously paid out in prior installments and any dividend credits pursuant to Section 7(f) on the remaining balance), by (ii) the number of installments remaining to be paid. The final installment payment shall consist of the number of shares of Common Stock equal to the remaining whole number of Stock Units in the Eligible Director’s Account as of the December 31st preceding the month of payment plus cash for any fractional unit in his or her Account as of such December 31st (such cash amount to be calculated based on the applicable fraction of the Fair Market Value of a share of Common Stock on such December 31st). In the event of the death of an Eligible Director who has elected installment payments prior to his or her receipt of all such installment payments, the remaining installment payments shall be paid to the Eligible Director’s beneficiary as determined pursuant to subsection (f) of this Section 8 at the time that they would otherwise have been paid to the Eligible Director; provided, however, that the Eligible Director may instead elect (by filing a prescribed form with the Committee) that, upon his or her death prior to receiving all installment payments, the remaining balance in the Eligible Director’s Account as of the date of the Eligible Director’s death (after reduction for Stock Units previously paid out in prior installments and any dividend credits pursuant to Section 7(f) on the remaining balance) shall be distributed to the Eligible Director’s beneficiary determined pursuant to subsection (f) of this Section 8 in a lump sum pursuant to subsection (a) of this Section 8 as if the date of the Eligible Director’s death were the Payment Date. Anything in this Section 8(b) to the contrary notwithstanding, with respect to any Stock Units credited during calendar year 2005 pursuant to Section 7(c) or 7(d) (and any dividend credits attributable thereto), any election of form of payment must be made by the Eligible Director no later than December 31, 2005.

(c)  Payout on Death While in Service (Pre-2006 Stock Units). This Section 8(c) applies to Stock Units credited prior to January 1, 2006 (and any dividend credits attributable thereto). In the event of the death of an Eligible Director prior to his or her Retirement Date, the Eligible Director’s beneficiary determined pursuant to subsection (f) of this Section 8 shall receive a lump sum distribution within 30 days after such death in accordance with subsection (a) of this Section 8 unless prior to such death such Eligible Director has elected that benefits be paid to his or her beneficiary in annual installments over a period of years selected by the Eligible Director but not to exceed ten years. Such election shall be made by filing a prescribed form with the Committee. If the Eligible Director so elects that installment payments be made to his or her beneficiary, such installment payments shall be determined in the same manner as installment payments pursuant to subsection (b) of this Section 8 except the Eligible Director’s date of death shall be substituted for the Retirement Date and the payments will be made to the beneficiary rather than to the Eligible Director. Anything in this Section 8(c) to the contrary notwithstanding, with respect to any Stock Units credited during calendar year 2005 pursuant to Section 7(c) or 7(d) (and any dividend credits attributable thereto), any election of form of payment must be made by the Eligible Director no later than December 31, 2005.

(d)  Payout on Retirement or Elected Payment Date (Post-2005 Stock Units). This Section 8(d) applies to Stock Units credited on or after January 1, 2006 (other than Stock Units representing dividend credits attributable to Stock Units credited before January 1, 2006). With respect to a payout following an Elected Payment Date or by reason of an Eligible Director’s termination of service on a Retirement Date, such Eligible Director may elect to receive, in lieu of a lump sum distribution, distributions in annual installments over a period of years selected by the Eligible Director but not to exceed ten years. Such election shall be made by filing a prescribed form with the Committee on or before the Initial Election Date with respect to the applicable Stock Units. If no such election of installment payments is received by the Committee on or before the Initial Election Date with respect to the applicable Stock Units, the Eligible Director’s Account attributable to such Stock Units shall be paid out in a lump sum in accordance with subsection (a) of this Section 8. If the Eligible Director timely files with the Committee such an election to receive installment payments with respect to the applicable Stock Units, there shall be distributed to the Eligible Director in January of each year beginning with the January coinciding with or next following the month in which the Eligible Director’s Elected Payment Date or Retirement Date (whichever is applicable) falls the whole number of shares of Common Stock equal to the quotient (rounded to the next lowest whole number) obtained by dividing (i) the number of Stock Units having the applicable Payment Date credited to the Eligible Director’s Account as of the December 31st preceding the month of payment (after reduction for Stock Units having that Payment Date previously paid out in prior installments and any dividend credits pursuant to Section 7(f) on the remaining balance of Stock Units having that Payment Date), by (ii) the number of installments remaining to be paid. The final installment payment with respect to the applicable Stock Units shall consist of the number of shares of Common Stock equal to the remaining whole number of Stock Units having the applicable Payment Date in the Eligible Director’s Account as of the December 31st preceding the month of payment plus cash for any fractional unit having the applicable Payment Date in his or her Account as of such December 31st (such cash amount to be calculated based on the applicable fraction of the Fair Market Value of a share of Common Stock on such December 31st). In the event of the death of an Eligible Director who has elected installment payments prior to his or her receipt of all such installment payments, the remaining installment payments shall be paid to the Eligible Director’s beneficiary as determined pursuant to subsection (f) of this Section 8 at the time that they would otherwise have been paid to the Eligible Director; provided, however, that the Eligible Director may instead elect (by filing a prescribed form with the Committee on or before the Initial Election Date with respect to the applicable Stock Units) that, upon his or her death prior to receiving all installment payments, the remaining balance in the Eligible Director’s Account attributable to the applicable Stock Units as of the date of the Eligible Director’s death (after reduction for Stock Units previously paid out in prior installments and any dividend credits pursuant to Section 7(f) on the remaining balance) shall be distributed to the Eligible Director’s beneficiary determined pursuant to subsection (f) of this Section 8 in a lump sum pursuant to subsection (a) of this Section 8 as if the date of the Eligible Director’s death were the Payment Date.

(e)  Payout on Death While in Service (Post-2005 Stock Units). This Section 8(e) applies to Stock Units credited on or after January 1, 2006 (other than Stock Units representing dividend credits attributable to Stock Units credited before January 1, 2006). In the event of the death of an Eligible Director prior to his or her Elected Payment Date with respect to the applicable Stock Units or (in the case of an Eligible Director who has not elected a later Elected Payment Date pursuant to Section 8(h) with respect to the applicable

Stock Units) his or her Retirement Date, if earlier, the Eligible Director’s beneficiary determined pursuant to subsection (f) of this Section 8 shall receive a lump sum distribution within 30 days after such death in accordance with subsection (a) of this Section 8 unless such Eligible Director has elected that benefits be paid to his or her beneficiary in annual installments over a period of years selected by the Eligible Director but not to exceed ten years. Such election shall be made by filing a prescribed form with the Committee on or before the Initial Election Date with respect to the applicable Stock Units. If the Eligible Director so elects that installment payments be made to his or her beneficiary, such installment payments shall be determined in the same manner as installment payments pursuant to subsection (d) of this Section 8 except the Eligible Director’s date of death shall be substituted for the Retirement Date and the payments will be made to the beneficiary rather than to the Eligible Director.

(f)  Beneficiary Designation. Each Eligible Director shall be entitled to designate a beneficiary or beneficiaries (which may be an entity other than a natural person) who, following the Eligible Director’s death, will be entitled to receive any payments to be made under this Plan. At any time, and from time to time, any such designation may be changed or canceled by the Eligible Director without the consent of any beneficiary. Any designation, change, or cancellation must be by written notice filed with the Company and shall not be effective until received by the Company. If no beneficiary has been named by the Eligible Director or if all designated beneficiaries predecease the Eligible Director, payment shall be made to the Eligible Director’s estate.

(g)  Payout in Cash If Required. Anything in this Plan to the contrary notwithstanding, if at the time a payment is due under the Plan, distribution in the form of Common Stock may not be made to any person due to requirements of applicable law, such payment shall not be made in such form but shall instead be made in cash in an amount equal to the Fair Market Value of the shares of Common Stock which would otherwise have been paid out (such Fair Market Value to be computed as of the last day of the month preceding the month in which the cash payment is made).

(h)  Elected Payment Date (Post-2005 Stock Units). This Section 8(h) applies to Stock Units credited on or after January 1, 2006 (other than Stock Units representing dividend credits attributable to Stock Units credited before January 1, 2006). Prior to January 1 of a calendar year, each person who will be an Eligible Director on that January 1 shall have the right to elect the date with respect to which payment of the Stock Units to be credited to his or her Account for that calendar year pursuant to Section 7(c) (together with any Stock Units reflecting dividend credits attributable to such Stock Units) will be made or commence pursuant to this Plan; provided, however, that such Elected Payment Date may not be earlier than January of the third calendar year following such calendar year. In the case of an Eligible New Director entitled to a credit to his or her Account pursuant to Section 7(d), such Eligible New Director shall have the right to elect, prior to the date on which he or she first becomes eligible to participate in the Plan, the date with respect to which payment of the Stock Units to be credited to his or her Account pursuant to Section 7(d) (together with any Stock Units reflecting dividend credits attributable to such Stock Units) will be made or commence pursuant to this Plan; provided, however, that such Elected Payment Date may not be earlier than the third anniversary of the date on which such Eligible New Director first became eligible to participate in the Plan. In the absence of a timely election by an Eligible Director pursuant to this Section 8(h), the Elected Payment Date shall be the earliest Elected Payment Date that the Eligible Director could have elected with respect to the applicable Stock Units. An Eligible Director may, at any time not later than twelve months before an Elected Payment Date, elect a later Elected Payment Date with respect to the applicable Stock Units which shall be no less than five years later than such prior Elected Payment Date. Any election pursuant to this subsection (h) of Section 8 shall be made by filing a prescribed form with the Committee.

9.  Change in Capitalization. In the event of any change in the outstanding shares of the Company’s Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination of shares or other similar corporate change, the Board shall make such adjustments as it deems appropriate in the number of Stock Units in the Eligible Director’s Account and in the kind of shares to which the Stock Units relate, and in the number and kind of shares available under this Plan.

10.  Unfunded Plan. No Eligible Director shall have any property interest whatsoever in any specific assets of the Company by reason of this Plan. The Eligible Director’s Account is not intended to be a trust account or escrow account for the benefit of an Eligible Director or any other person. The sole right of an Eligible Director or his or her personal representative is a right as an unsecured general creditor of the Company.

11.  Assignment and Alienation. The rights and benefits of Eligible Directors under this Plan are personal to each Director and neither the Director nor his or her beneficiary shall have the power or right to transfer, assign, anticipate, mortgage or otherwise encumber any interest in the benefits to be paid under this Plan.

12.    Annual Report. No later than January 31st of each year, the Company shall provide each Eligible Director with an annual report of his or her Account balance.

13.  No Rights of Stockholder. An Eligible Director shall have no rights as a stockholder of Common Stock with respect to the Stock Units credited to his or her Account unless and until the shares of Common Stock are issued to the Eligible Director by the Company pursuant to the terms of the Plan.

14.  Amendment and Termination.

(a)  General Amendment and Termination Power. Subject to Sections 14(b) and 15(e), the Board shall have the right to amend, suspend, or terminate this Plan in any respect at any time. Subject to Section 15(e), no amendment, suspension or termination of the Plan (other than through adjustment for changes in capitalization or corporate transactions as herein provided) shall adversely affect any previously accrued benefits hereunder unless the affected Eligible Director consents thereto.

(b)  Stockholder Approval. Any increase in the number of shares of the Company’s Common Stock reserved for issuance under this Plan (except as contemplated by Section 9) and any other amendment or modification of the Plan for which stockholder approval is required under any applicable law or applicable rule or regulation of any governmental regulatory body or under the rules of any stock exchange on which the Company’s Common Stock is listed shall be subject to approval of the Company’s stockholders.

15.  Miscellaneous.

(a)  Not Contract. The adoption and maintenance of this Plan shall not constitute a contract between the Company and any Director for continued service as a Director. Nothing herein contained shall be deemed to give any Director the right to be retained as a Director, nor shall it interfere with the Director’s right to resign as a Director at any time.

(b)  Governing Law. This instrument shall be construed in accordance with and governed by the laws of the State of Kansas.

(c)  Benefit Payments and Expenses. The cost of benefit payments from this Plan and the expenses of administering the Plan shall be borne by the Company.

(d)  Other Benefits. The benefits herein contained are in addition to all other awards, arrangements, contracts or benefits, if any, that any Director may have by virtue of service for the Company, unless and to the extent that this Plan or any such award, arrangement, contract or benefit otherwise provides.

(e)  Compliance with IRC Section 409A. It is intended that Stock Units credited prior to January 1, 2005 satisfy the grandfather provisions applicable under Section 409A of the Internal Revenue Code of 1986, as amended, such that such Stock Units (and dividend credits attributable thereto) will not be subject to Section 409A. No amendment to this Plan after October 3, 2004 shall apply to Stock Units credited prior to January 1, 2005 (or dividend credits attributable thereto) unless the amendment specifically provides that it applies to such Stock Units. It is intended that Stock Units credited on or after January 1, 2005 (other than Stock Units representing dividend credits attributable to Stock Units credited before January 1, 2005) comply with Section 409A of the Internal Revenue Code of 1986, as amended, and any regulations and guidelines issued thereunder (including transitional rules), and the Plan shall be interpreted consistently with this intent. The Board may amend the Plan in any respect it deems necessary or desirable (including retroactively) in order to preserve compliance with said Section 409A.

THE EMPIRE DISTRICT ELECTRIC COMPANY
602 JOPLIN STREET
JOPLIN, MO 64801

For registered shares, your proxy must be received by 11:59 P.M. (Eastern Daylight Time) on April 27, 2005.

For shares allocable to The Empire District Electric Company 401(k) Plan and ESOP, your proxy must be received by 11:59 P.M. (Eastern Daylight Time) on April 25, 2005.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postagepaid envelope we have provided or return it to The Empire District Electric Company, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

If you vote by phone or vote using the Internet, please do not mail your proxy.

THANK YOU FOR VOTING

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	EDEC01	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE EMPIRE DISTRICT ELECTRIC COMPANY

The Board of Directors recommends a vote FOR proposals 1, 2, 3 and 4.
1.	Election of Class III Directors	For All ¡	Withhold For All ¡	For All Except ¡	To withhold authority to vote for any individual nominee, mark “For All Except” and write the nominee’s name on the line below.
Nominees:
01) Kenneth R. Allen 02) William L. Gipson 03) Bill D. Helton

Vote on Proposals					For	Against	Abstain

2.	Approval of an amendment to the Employee Stock Purchase Plan.				¡	¡	¡

3.	Approval of the 2006 Stock Incentive Plan.				¡	¡	¡

4.	Approval of the amended and restated Stock Unit Plan for Directors.				¡	¡	¡

5.	Upon any matter which may properly come before the meeting in their discretion.

This proxy will be voted as directed by the shareholder. If no direction is made, this proxy will be voted FOR proposals 1, 2, 3 and 4.
NOTE: Please sign exactly as name(s) appear on this proxy card. When signing as attorney, executor, administrator, trustee, or guardian, please give your full name.

Address change? Please mark box to the right and note on the reverse side of card.			¡

	Yes	No
HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household.	¡	¡

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Vote by Internet

It’s fast, convenient, and your vote is immediately confirmed and registered. You may also give your consent to have all future proxy statements and annual reports delivered to you electronically. Go to website:

www.proxyvote.com

Follow these three easy steps:

• Read the accompanying Proxy Statement and Proxy Card.

• Go to website www.proxyvote.com.

• Follow the simple instructions.

Vote by Telephone

It’s fast, convenient, and your vote is immediately confirmed and registered. Call toll-free on a touch-tone phone in the U.S. or Canada.

1-800-690-6903

Follow these three easy steps:

• Read the accompanying Proxy Statement and Proxy Card.

• Call the toll-free phone number above.

• Follow the simple instructions.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by The Empire District Electric Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE 24 HOURS A DAY

DO NOT RETURN PROXY CARD IF YOU ARE VOTING BY INTERNET OR TELEPHONE

You are cordially invited to attend the 2005 Annual Meeting of Stockholders on Thursday, April 28, 2005, at 10:30 A.M. (Central Daylight Time) at the Holiday Inn, 3615 South Range Line, Joplin, Missouri.

It is important that these shares are represented at this meeting. Whether or not you plan to attend the meeting, please review the enclosed proxy materials. You may vote by telephone or Internet or you may sign, date and return this proxy card.

Proxy

Solicited on behalf of the Board of Directors of
THE EMPIRE DISTRICT ELECTRIC COMPANY

The undersigned hereby appoints W. L. Gipson, G. A. Knapp and J. S. Watson, and each of them, as proxies with power of substitution, and hereby authorizes them to represent and to vote, in accordance with the instructions on the reverse side, all shares of Common Stock of The Empire District Electric Company that the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held at the Holiday Inn, 3615 South Range Line, Joplin, Missouri, on April 28, 2005, at 10:30 a.m. (CDT), or any adjournment thereof.

This proxy also provides voting instructions for shares held by THE VANGUARD GROUP, TRUSTEE FOR THE EMPIRE DISTRICT ELECTRIC COMPANY 401(K) PLAN AND ESOP, and directs such trustee to vote, as indicated on the reverse side of this card, any shares allocated to the account in the Plan. The Trustee will vote these shares as you direct. If no proxy card is returned to the Trustee, the Plan’s Trustee will vote these shares held in the Plan in the same proportion as votes received from other participants in the Plan.

This proxy/voting instruction card is solicited pursuant to a separate Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged. For registered shares, this card should be voted, by Internet, telephone or mail, in time to reach the Company’s proxy tabulator, Automatic Data Processing, by 11:59 p.m. (EDT) on Wednesday, April 27, 2005. For shares allocable to the 401(k) Plan and ESOP, this card should be voted by 11:59 p.m. (EDT) on Monday, April 25, 2005. Individual proxy voting and voting instructions will be kept confidential.

Address Changes:

(If you noted any Address Changes above, please mark corresponding box on the reverse side.)